EXHIBIT 4(c)

                                  ROHR, INC.

                       SAVINGS PLAN FOR EMPLOYEES COVERED
                       BY COLLECTIVE BARGAINING AGREEMENTS
                                (Restated, 1994)

                                 EIN: 95-1607455
                                  PLAN NO: 004




                                   ROHR, INC.

                       SAVINGS PLAN FOR EMPLOYEES COVERED
                       BY COLLECTIVE BARGAINING AGREEMENTS
                                (Restated, 1994)



                                    PREAMBLE

The Savings Plan for Employees Covered by Collective Bargaining Agreements (Restated, 1994) (the "Plan") provides eligible employees with the opportunity to accumulate personal savings with the assistance of Company profit sharing. This document amends and restates the provisions of the Plan as in effect on December 1, 1994.

                  (a) If any determination is required to be made as of any date prior to December 1, 1994, such determination shall be made under the terms of the Plan, as modified by any amendments taking effect on or before such date (including any provisions set forth in this Restatement which specifically state such an effective date); and

                  (b) Any provision of this Restatement which specifically states an effective date later than December 1, 1994, shall be effective only as of such stated date.


                                    Article I
                                   Definitions

         The following capitalized words and phrases as used herein shall have the meaning as set forth below unless the context clearly otherwise requires.

         1.1 "Account" or "Accounts" shall mean the record maintained pursuant to Article V to reflect the interest of a Member in the Plan. Such Accounts shall consist of:

         (a) A "Member Contributions Account" which shall reflect amounts attributable to Member Contributions made under Article III.

         (b) A "Company Contributions Account" which shall reflect amounts attributable to Company Contributions made under Article IV.

         1.2 "Affiliate" shall mean any corporation that is a member of a controlled group of corporations (as defined in Code Section 414(b)) that includes the Company; any trade or business (whether or not incorporated) that is under common control (as defined in Code Section 414(c)) with the Company; any organization (whether or not incorporated) that is a member of an affiliated service group (as defined in Code Section 414(m)) that includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o).

         1.3 "Alternate Payee" shall mean any person who becomes entitled to any portion of the Accounts of a Member pursuant to a Qualified Domestic Relations Order as defined in Section 11.14(b).

         1.4 "Beneficiary" shall mean a person entitled to benefits in respect of a deceased Member as determined pursuant to Article VIII.

         1.5 "Board Committee" shall mean a committee of the Board of Directors which may be appointed pursuant to Section 9.3.

         1.6 "Board of Directors" shall mean the Board of Directors of Rohr, Inc. Any action which may be taken by the Board of Directors under this Plan may be taken by such committee as may be appointed by the Board and delegated such authority, pursuant to Section 9.3.

         1.7 "Break in Service" shall mean a twelve (12) month period during which the Member does not complete one or more Hours of Service, as described in
Section 6.4(f).

         1.8 "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

         1.9 "Committee" shall mean the management employee benefit plan administration committee appointed by the Board of Directors pursuant to Section
9.2 to administer the Plan in accordance with its terms.

         1.10 "Company" shall mean Rohr, Inc., and any Affiliate to which the Plan has been extended by resolution of the Board of Directors and by action of the board of directors of such Affiliate.

         1.11 "Compensation" shall mean wages as defined in Code Section 3401(a) for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)) and excluding any Compensation in excess of the limitations specified in Code Section 401(a)(17). Compensation for any period shall include only that compensation (as defined above) which is paid to the Member during such period.

         1.12 "Disability," shall mean that, on the basis of medical evidence satisfactory to the Company, the Company finds that the Member is wholly and permanently prevented from engaging in any occupation or employment for wage or profit as the result of bodily injury or disease, either occupational or non-occupational in cause, except such employment as is found by the Company to be so irregular as to time and nature that it should be excepted, or is found by the Company to be for purposes of rehabilitation. A Member shall not be deemed totally and permanently disabled if, on the basis of proof satisfactory to the Company, the Company finds that his incapacity arises out of chronic alcoholism, addiction to narcotics, an injury self-inflicted or incurred while he was engaged in a felonious enterprise, or resulted therefrom, or resulted from service in the Armed Forces of any country. A Member who fails to establish that he is disabled shall not thereby lose any rights he may have to benefits payable at the time of termination of employment or otherwise.

         1.13 "Eligible Employee" shall mean any person employed by the Company or an Affiliate and who is also represented by a labor organization which has signed an agreement making this Plan applicable to such person.

         1.14 "Employee" shall mean any person who is a common law employee or a Leased Employee of the Company or an Affiliate.

         1.15 "Enrollment Date" shall mean the first day of February, May, August, or November, occurring while the Plan is in effect.

         1.16 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

         1.17  "Hour of Service" shall mean:

                  (a) Each hour for which the Employee is paid or entitled to payment by the Company or an Affiliate for the performance of duties.

                  (b) Each hour for which the Employee is paid or entitled to payment by the Company or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence.

                  (c) Each hour for which back pay (irrespective of mitigation of damages) is either awarded or agreed to by the Company or an Affiliate, with no duplication of credit for hours under paragraphs (a) or (b) and this paragraph (c).

         Notwithstanding the foregoing, no more than five hundred one (501) Hours of Service shall be credited to an Employee on account of any single continuous period during which the Employee performs no duties, unless such period constitutes an authorized period of absence.

         If and to the extent a record of an Employee's hours of employment is not maintained by the Company or an Affiliate, the Employee shall be credited with one hundred ninety (190) Hours of Service for each month for which the Employee would be required to be credited with at least one Hour of Service.

         Where Hours of Service are to be credited on account of a period during which an Employee performs no duties, he shall be credited with the Hours of Service determined under Department of Labor Regulations Section 2530.200b-2(b). Provided there is no duplication of credit for hours during which no duties are performed, he shall also be credited with (i) eight (8) Hours of Service for each recognized holiday falling on an Employee's regularly scheduled workday and paid for but not worked; (ii) eight (8) Hours of Service for each full day of paid absence due to vacation or sick leave; and (iii) up to forty (40) Hours of Service per week for a period not to exceed six (6) months for each separate illness or injury, for which the Employee is on an authorized period of absence granted by an Employer because of an industrial injury or industrial illness for which the Employee receives Workers' Compensation benefits.

         All Hours of Service shall be determined and credited to computation periods in accordance with reasonable standards and policies consistent with Department of Labor Regulations Section 2530.200b-2(b) and (c).

         1.18 "Investment Fund," or "Funds" shall mean any of the following funds in which the Trust Fund may be invested:

                  (a) "Capital Accumulation Fund" shall mean a fund which shall be invested solely in government (federal, state and local) issued or guaranteed obligations, debt of federal agencies, savings deposits in banks, savings banks or savings and loan associations (including certificates of deposit and bankers' acceptances), and in debt obligations of corporate issuers other than (i) the Company, or (ii) any issuer directly or indirectly controlling, controlled by or under common control with the Company.

                  (b) "Equity Fund" shall mean a fund which shall be invested solely in a diversified portfolio of securities (equities and/or debt obligations) of issuers other than (i) the Company, or (ii) any issuer directly or indirectly controlling, controlled by or under common control with the Company.

                  (c) "Money Market Fund" shall mean a fund which shall be invested solely in short term money market securities.

                  (d) "Rohr Fund" shall mean a fund which the Trustee shall invest solely in capital stock of the Company.

         1.19  "Investment   Manager"  shall  mean  the  investment  manager  or
managers, if any, appointed pursuant to Section 9.2(d)(x).

         1.20 "Leased Employee" shall mean any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person (a "leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. For purposes of this paragraph, the term recipient shall mean the Company and its Affiliates.

         Notwithstanding the foregoing, a person shall not be treated as a Leased Employee if (i) such person is covered by a money purchase pension plan providing: (1) a non-integrated employer contribution rate of at least ten percent (10%) of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code; (2) immediate participation; and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than twenty percent (20%) of the recipient's non-highly compensated workforce as defined in Code Section 414(n)(5)(C).

         1.21 "Limitation Year" shall mean the calendar year.

         1.22 "Maternity/Paternity Absence" shall mean an absence form work after December 31, 1986 (i) by reason of the pregnancy of the Member, (ii) by reason of the birth of a child of the Member, (iii) by reason of the placement of an adopted child with the Member, or (iv) for purposes of caring for a child born to or adopted by the member immediately after such birth or adoption. This definition shall be applied consistent with Code Sections 411(a)(6)(E) and 411(d)(4).

         1.23 "Member" shall mean and include an Employee who is eligible for membership in this Plan and who shall have elected to participate in the Plan, in the manner hereinafter provided, and who shall have filed a payroll deduction authorization then outstanding under the Plan. A Member shall also include an Employee or former Employee who still has a remaining interest in the Plan as a result of prior eligibility and contributions.

         1.24 "Member Contributions" shall mean any amounts contributed to the Plan by a Member pursuant to Article III.

         1.25 "Non-Covered Employee" shall mean an Employee of the Company or an Affiliate who is not an Eligible Employee.

         1.26 "Plan" shall refer to this Rohr, Inc., Savings Plan for Employees Covered by Collective Bargaining Agreements (Restated 1994).

         1.27 "Plan Administrator" shall mean the Committee appointed pursuant to Section 9.2, which shall be the Plan "Administrator" for purposes of Section 3(16)(A) of ERISA.

         1.28 "Plan Year" shall mean the fiscal year of the Plan, which shall be the fiscal year of the Company which is August 1 to July 31.

         1.29 "Separation from Service" shall mean any termination of the employment relationship between an Employee and the Company and its Affiliates and shall be deemed to occur upon the earlier of:

                  (a) the date on which the Employee quits, is discharged, is laid off, retires or dies; or

                  (b) the first anniversary of the first day of a period in which the Employee is (and remains) absent from the service of the Company and its Affiliates for one or more reasons (such as vacation, sickness, Maternity/Paternity Absence or leave of absence granted by his employer) not enumerated in paragraph (1) above.

An Employee who transfers to an Affiliate (or to employment by the Company and its Affiliates as a Non-Covered Employee) shall not be treated as having a Separation from Service; provided that the provisions of this Plan limiting or ending the rights of such transferring Employee to make contributions or to have the Company make contributions, shall apply.

         1.30 "Spouse" shall mean the person to whom a Member is legally married on the first day of the first period with respect to which benefits are payable under this Plan.

         1.31 "Trust Agreement" shall mean any agreement in the nature of a trust established to form a part of the Plan to receive, hold, invest, and dispose of the assets of the Trust Fund.

         1.32 "Trust Fund" shall mean the assets of every kind and description held under any Trust Agreement forming a part of the Plan.

         1.33 "Trustee" shall mean the trustee or trustees appointed pursuant to the provisions of Article VII hereof.

         1.34 "Valuation Date" shall mean each business day provided that, for any Investment Fund or Funds, the Committee may specify less frequent Valuation Dates (which shall be no less frequent than monthly).

         1.35 "Vesting Service" shall mean service recognized for purposes of determining a Member's vested percentage in Accounts held under the Plan. An Employee shall be credited with Vesting Service for his service with the Company and its Affiliates in accordance with the following provisions.

                  (a) An Employee shall be credited with Vesting Service for the period of time after July 31, 1988 during which the employment relationship exists between the Employee and Rohr, Inc. or any Affiliate (whether or not such Affiliate is participating in this Plan), and for such other periods of time as specified below. The length of such service shall be determined in accordance with the following rules:

                           (i) Credit shall be given to an Employee for the period of time beginning on the first date after July 31, 1988 on which he performs an Hour of Service and ending on the date of such Employee's Separation from Service adjusted as described in the next sentence. Notwithstanding the foregoing, when any Member commences his participation in the Plan, or recommences his participation, he shall be granted Vesting Service as if his first Hour of Service had been completed on the August 1 coinciding with or preceding the date described in the prior sentence, notwithstanding that he may not have been a Member for the entire intervening period.

                      (ii) In the case of an Employee  who has had a  Separation from Service and who is thereafter re-employed by the Company:

                                    (A) Credit  shall be given to such  Employee
                           for the period beginning upon the date he had a Separation from Service and ending upon the date he first again performed an Hour of Service thereafter, but only if the Employee performs such Hour of Service within twelve (12) months of the date of such Separation from Service; provided, that, if such Employee is absent from employment for a reason other than quit, discharge or retirement at the time of this Separation from Service, the maximum period which must be recognized under this Section shall include the period beginning on the date of his Separation from Service and ending on a date which is twelve (12) months from the date of his original absence.

                                    (B)  Credit  shall  also  be  given  to such
                           re-employed Employee for the period beginning on the date the Employee first again performs an Hour of Service after his rehire and ending on the date the Employee has a subsequent Separation from Service.

                     (iii) Whenever the total number of years of Vesting Service of an Employee must be ascertained under this Plan, all completed years of Vesting Service (on the basis of twelve months equals one year) and all months of Vesting Service (on the basis of thirty (30) days equals one month) for all periods of employment (and for all periods during which Vesting Service is granted pursuant to clauses (A) and (B) above) shall be aggregated.

                  (b) In addition to the years of Vesting Service described in subparagraph (i), a Member shall be credited with years of Vesting Service equal to the greater of the amount described in subparagraph
         (A) or the amount described in subparagraph (B), below:

                           (i) The years of  service  recognized  on  January 1,
                  1989 for purposes of determining the vested interest of such Member as a Participant under the Rohr Employees Pension Plan; or

                      (ii) The Years of Vesting Service which would be recognized as of July 31, 1988 if the Member is credited with a year of Vesting Service for each such Plan Year if he completed at least one Hour of Service on July 31 of that year and is treated as having a Break in Service for such year if he did not complete at least one Hour of Service on that date.

                                   Article II

                          Eligibility and Participation

         2.1 Eligibility. Every Eligible Employee shall be eligible to become a Member in the Plan on the first Enrollment Date following the end of the twelfth
(12th) calendar month following commencement of employment. For purposes of this
Section 2.1, employment shall be deemed to commence on the date the Employee first performs an Hour of Service.

         Any person who was a "Member" (as defined therein) in the Pretax Savings Plan for the Salaried Employees of Rohr, Inc., and eligible to contribute and actually contributing thereto, immediately prior to becoming an Eligible Employee (as defined herein) may join this Plan without waiting for the next Enrollment Date, provided that contributions to such Pretax Savings Plan are immediately terminated. In addition, any Eligible Employee who is reinstated may also enroll in this Plan provided he does so within four (4) weeks of his or her reinstatement and further provided that he or she was contributing to this Plan at the time of his or her termination. No person may continue to make contributions to this Plan who no longer meets the qualifications of a Member as defined herein.

         2.2  Membership.   An  Eligible   Employee  who  has  met  the  service
requirement described in Section 2.1 may become a Member by filing an application, within thirty (30) days before the Enrollment Date on which he is to become a Member, in such form and with such person as the Committee shall designate. Such application shall:

                  (a) designate the amount of his contribution to be made to the Plan pursuant to Article III and authorize its deduction from his Compensation payable by the Company with the payment thereof to be made to the Trustee on his behalf;

                  (b) specify to which Investment Fund or Investment Funds said amount, and the corresponding contribution to be made by the Company pursuant to Article IV, are to be allocated as provided at Article V;

                  (c) designate a Beneficiary in accordance with Article VIII hereof to receive any payment which may be due under the Plan upon his death; and

                  (d) contain such other or additional information as in the opinion of the Committee is desirable or necessary in the operation of the Plan.

         2.3 Membership Voluntary. Membership of any Eligible Employee in the Plan shall be entirely voluntary.

         2.4  Termination of Election to Contribute.  Any election under Section
2.2 to contribute to this Plan shall cease in the case of any Member who ceases to be an Eligible Employee for any reason, excepting those Members who terminate under Section 6.1(b), whose elections to contribute shall terminate four (4) weeks after layoff. Upon re-employment covered under the Plan, such former Member may elect, in the manner provided in Section 2.2 (but without regard to completion of any additional service after re-employment), to resume contributions to the Plan.

         2.5 Periods Not Receiving Wages. Regardless of the Eligible Employee's eligibility to continue as a Member under this Plan, an Eligible Employee shall not be entitled to contribute to the Plan, and no deduction shall be made pursuant to his payroll deduction authorization, in or for any period in which he is not receiving wages as an Eligible Employee; provided, however, that such failure to receive wages shall not, by itself, create a suspension hereunder.

         2.6 Voluntary Withdrawal. A Member may voluntarily withdraw from participation in the Plan by filing an application for withdrawal of funds in such form and with such person as the Committee shall designate. Such withdrawal shall be paid as soon as reasonably practical and shall result in the forfeitures described at Section 6.4. A Member who withdraws from the Plan may again become a Member on a subsequent Enrollment Date in the manner specified in
Section 2.2, provided he then meets the requirements for eligibility and at least twelve (12) months have passed since the date such withdrawal became effective.

                                   Article III

                              Member Contributions

         3.1 Payroll Deductions. Each Member may elect to contribute any of the following amounts to the Plan for each two-week period so long as he continues to participate in the Plan: $10, $20, $30, $40, $50, $60, $64, $70; $80, $90,
$100, $110, $120, $130, $134 or $140. Such election shall be made in the manner specified under Section 2.2(a) and shall be subject to the other terms of
Article II and Section 3.2 of this Plan. All of such contributions shall be made solely by payroll deductions taken from wages at each payroll date.

         Such Member contributions shall be paid to the Trustee as soon as reasonably practical following the payroll date as of which the deduction is made, and thereupon shall be invested in the Funds determined pursuant to
Article V and VII hereof.

         In the event the Company has suspended its contributions to the Plan, as provided for herein, or is otherwise prohibited from making such contributions, then so long as the Plan has not been terminated, the Members may continue to make their own contributions, but the Company shall not thereby incur any obligation to subsequently match such continuing Member contributions made during such period of suspension or prohibition.

         3.2 Change of Specified Amount of Contribution. A Member may change the amount of contribution made under Section 2.2(a) to another amount permitted therein by filing an application to change such amount in such form and with such person as the Committee shall designate. A Member who specifies that no contributions shall be deducted from his Compensation may not again begin further contributions sooner than three (3) months after the first payroll date for which no contribution is made by that Member.

         3.3 Effective Date of Elections. Any election to make Member Contributions pursuant to Section 3.1 (and any modification or discontinuance of such election pursuant to Section 3.2) shall be effective as of the first day of the first payroll period which ends on or after the date that the Member has complied with all requirements necessary for such election to be effective. Such elections shall continue in each pay period until the effective date of any subsequent changed election, or of the discontinuance of Member Contributions, or until the Member ceases to be an Eligible Employee.

         3.4  Limitation on  Contributions.  Notwithstanding  the  provisions of
Section 3.1, no Member may contribute, in the aggregate, more than ten percent (10%) of his aggregate Compensation for employment with the Company for all of the years in which he was a Member of this Plan.

                                   Article IV

                              Company Contributions

         4.1      Payment by Company.

                  (a) The Company shall pay to the Trustee an amount equal to twenty five percent (25%) of the first seventy dollars ($70.00) of the contribution made by each Member for any two-week period referred to in
         Section 3.1 provided that the maximum Company contribution for any Member for any such two-week period shall be seventeen dollars and fifty cents ($17.50).

                  (b) The aggregate of such Company contributions to the Plan shall be reduced by an amount equal to the forfeitures (if any) described at Section 6.4 and 6.5 to the extent that such forfeitures are applied to Accounts of Members in the manner described in this
         Section 4.1.

                  (c) Notwithstanding any provision of this Plan, the aggregate contributions payable by the Company at any time shall not exceed its then accumulated earnings and profits, as determined from the financial accounting records (and not the tax accounting records) of the Company prepared by its accounting department in accordance with generally accepted accounting principals. Such payment by the Company shall be made no later than once each month at a time when the Company has determined whether during the preceding quarter it then had any current or accumulated earnings and profits.

         4.2 Form of Contribution. Contributions by the Company shall be in the form of cash.

         4.3 Investment of Company Contributions. The Company contributions made hereunder shall be invested by the Trustee in the separate Investment Funds in the same proportion as the contributions made by Members to which such Company contributions correspond.

         4.4 No Recovery of Contributions. No part of the contributions paid by the Company to the Trustee shall be recoverable by the Company (subject, commencing with the first year in which the provisions of ERISA are applicable, to the Company's right to a return thereof, within one year of making such contribution, in the case of either (a) a contribution made or calculated as a result of or mistake in fact, or (b) a contribution made for any period in which the Plan is not qualified under Sections 401 and 501 of the Code, or made and for which a deduction by the Company is disallowed as a deduction from current income).

         4.5 Limitation on Liabilities. Except as otherwise provided by law, no liability for the payment of benefits under the Plan shall be imposed upon the Company, its officers, directors, employees, or shareholders, or the Committee or any of its members, nor shall they be subject to any suit or litigation or to any legal liability for any cause, or reason, or thing whatsoever in connection with the Plan or in connection with the operation of the Trust Fund, and each Member and each Beneficiary shall be deemed to have released the Company, its officers, directors, employees and shareholders and the Committee and each of its members from any such liability. This shall not affect any obligation of the Company to pay any specific contribution to the Trustee which has accrued under this Plan and which the Company is therefore obligated to pay, nor shall it affect the right, if any, of a Member or Beneficiary to seek redress against the proper person or persons, corporation, firm or trustee who violate his vested rights.

         4.6      Limitation on Contributions.

                  (a) Notwithstanding anything to the contrary contained in this Plan, the total Annual Additions under this Plan to a Member's Accounts for any Plan Year shall not exceed the lesser of $30,000 (or, if greater, one fourth of the dollar limitation in effect for such year under Section 415(b)(1)(A) of the Code) or 25% of the Member's total Compensation from the Company for the Plan Year.

                  (b) For purposes of this Section, the term "Annual Additions" shall mean, for any Plan Year, the amount credited to a Member's accounts from the Company contributions including forfeitures plus the sum of the Member's required and voluntary contributions to the Plan.

                  (c) If the Company or any Affiliate is contributing to any other defined contribution plan for its Employees, then any Member's annual additions in such other plan shall be aggregated with such Member's Annual Additions in this Plan for purposes of the limitation of subsection (a).

                  (d) If a Member of this Plan is also a Member of a defined benefit plan to which contributions are made by the Company or any Affiliate then, in addition to the limitation contained in subsection
         (a),  such  Member  shall be  subject to the  limitations  set forth in
         Section 415(e) of the Code.

                  (e) If the Annual Additions to a Member's Accounts would exceed the foregoing limitations, contributions made by the Member to all defined contribution plans maintained by the Company or any Affiliate shall be refunded and matching Company or Affiliate contributions shall be forfeited to the extent necessary to prevent such limitations from being exceeded, but only after reducing benefits accruing under any defined benefit plan to the extent provided in the provisions of such Plan related to Section 415 of the Code. Any forfeiture described in this Section shall be applied as provided in
         Section 5.7.

                                    Article V

                                 Member Accounts

         5.1      Initial and Annual Investment Options.

                  (a) A Member's contributions may be invested either in the Capital Accumulation Fund, the Equity Fund, the Money Market Fund, or the Rohr Fund in any combination of twenty-five percent (25%) increments as the Member shall elect in writing in the form and to such person as specified by the Committee. A Member's initial investment election hereunder shall be stated in his notice of election to become a Member.

                  (b) Each investment election hereunder shall remain in effect until changed by the Member, and may be changed once each calendar quarter, only to another investment election permitted hereunder. Such change shall be made by notice to the Company in such form and to such person or persons as the Committee shall designate. Such election shall be effective as soon as reasonably practical but no later than with the amount contributed by the Member from his wages for the first pay period ending in the first month beginning more than thirty (30) days following such election.

         5.2 Account Organization. There shall be maintained for each Member a separate Account which shall show in dollars the contributions made by the Member and the corresponding contribution made by the Company and shall show in which Investment Fund or Funds such Member's Account is invested. Such Account shall be maintained so as to permit determination of the amount of such Account which is attributable to Company contributions (the "Company Contributions Account") and the amount attributable to Member contributions (the "Member Contributions Account").

         5.3 Fund Transfers. Once each calendar quarter, a Member may elect that all or a portion of the amount held in any Investment Fund (the "predecessor fund") held in his Account as of that date shall be transferred on such date to any other Investment Fund described in Section 5.1(a) (the "successor fund"), subject to the restrictions described below which prohibit the transfer of amounts from any Fund to the Rohr Fund. Such election must be filed in writing, in such form and with such person as the Committee shall designate, and shall be effective as soon as reasonably practical after the elected effective date of such transfer. At the option of the Member, such election may apply to either twenty-five percent (25%), fifty percent (50%), seventy-five percent (75%) or one hundred percent (100%) of the value of the predecessor fund credited in his Account. In the event of such election:

                  (a) the designated percentage of the amount of the predecessor fund credited to his Account with respect to both Member and Company contributions shall be canceled;

                  (b)  the  dollar  value  thereof   shall  be  determined   and
transferred to the successor Fund; and

                  (c) an amount shall be credited in such successor Fund equivalent to the amount so transferred, based on the value of the successor Fund.

No Member may elect to transfer any portion of his existing balance in any Fund to the Rohr Fund. However, this provision shall not prohibit the transfer of any amount from the Rohr Fund to any other Fund.

         5.4 Credits to Accounts. The Account of each Member shall be credited with a value equivalent to the total dollar amount of contributions made by such Member and the total dollar amount of contributions made by the Company on behalf of the Member upon receipt of such contributions.

         5.5 Valuation of Accounts. Each Investment Fund shall be valued as of each Valuation Date applying to the Investment Fund. The value of any Account at any time shall be equal to the sum of the values of its interest in each Investment Fund as of the latest Valuation Date of such Investment Fund. In making such valuations, assets for which there is a readily ascertainable market shall be valued by the Trustee at their fair market value, determined by the last known sale on the Valuation Date as of which the market value is determined. In the absence of a sale on the Valuation Date, the fair market value of such assets, as well as other assets for which there is no readily ascertainable fair market value, shall be determined by the Trustee in such uniform and consistent manner, approved by the Committee, as the Trustee shall consider appropriate. The value of any guaranteed investment contract or similar interest may be determined by the Trustee in accordance with its average daily book value or such other similar method as may be in accordance with established procedures that are generally followed for purposes of arms' length transactions involving such asset.

         5.6  Valuation of the Rohr Fund.

                  (a) The Rohr Fund shall be valued by the Trustee, using unit accounting or such other method (consistent with this Section) as may be determined by the Trustee, so that each Member's interest in such Fund shall take into account his proportionate interest in Rohr Common Stock and other assets that may be held in such Fund and in the earnings and losses attributable to all of such assets.

                  (b) The value of Rohr Common Stock held in the Rohr Fund, on any date as of which such value is to be determined under this Plan, shall be determined by any reasonable and consistent valuation method selected by the Committee which complies with the requirements of ERISA, the Code and the Regulations thereunder.

                  (c) In the event and to the extent that the Trust Fund purchases or sells Rohr Common Stock, the purchase or sale shall be on the open market and shall comply with the requirements of Section 408(e) of ERISA and the value of the shares of Rohr Common Stock which are purchased or sold, on the date of such purchase or sale, shall be equal to the actual net purchase or sales price of such shares.

         5.7 Applications of Forfeited Contributions. Any of the securities or cash in a Member's Account which shall be forfeited pursuant to any provisions of the Plan shall be applied, as soon as practicable, to reduce the amount of Company contributions under the Plan or, if the Plan shall be terminated, the value of such securities and cash not so applied from time to time shall accrue ratably to the remaining Members in the Plan as of the date of termination.

         5.8 Rights in Accounts. A Member shall not have any interest in, or right or power in respect of, Company contributions or earnings thereon, whether or not credited to his Accounts, except as provided in the Plan.

                                   Article VI

                            Benefits and Withdrawals

         6.1 Circumstances Resulting in Full Vesting. Notwithstanding the provisions of Section 6.2, a Member shall become fully vested in his Accounts upon the termination of his employment for any one of the following reasons:

                  (a) termination of his employment to receive early, normal, late or disability retirement benefits for which he is qualified under a pension plan of the Company or an Affiliate; or

                  (b) his layoff for medical reasons (other than those excluded by Section 1.12) or his having been laid off as a result of a reduction in the working force; or

                  (c) his death while an Employee of the Company or an Affiliate; or

                  (d) his entry into the Armed Forces of the United States, other than temporary service with Reserve or National Guard units; or

                  (e) his permanent and total Disability for a continuous period of six (6) months or more; or

                  (f)  his attainment of age sixty-five (65); or

                  (g) his having been terminated as a result of the withdrawal of an Affiliate with which he was employed from participation in the Plan and the sale of the Affiliate or its business by the Company.

         6.2 Vesting. Except as provided in Section 6.1, upon and after voluntary withdrawal under Section 2.6 or upon termination of employment, a Member shall be vested in a percentage of each of his Accounts equal to the Member's vested percentage as determined pursuant to the following schedule:

        Years of Vesting Service       Vested Percentage
        ------------------------       -----------------

                 1                            20%
                 2                            40%
                 3                            60%
                 4                            80%
                 5                           100%

         6.3 Credit for Company Contribution. A Member or Beneficiary who receives a payment from an Account pursuant to the provisions of Section 6.1, shall be entitled to a Company contribution for all contributions made by said Member, including such Member's contributions collected by the Company but not yet posted to his Account and those Member contributions which have been posted but for which the Company has not then deposited its Company contribution with the Trustee.

         6.4      Forfeitures.

                  (a) If a Member's employment with the Company and all Affiliates terminates for any reason, that portion of the Member's interest in the Plan which was not vested at the time of such termination (or as a result of such termination pursuant to Section 6.1), shall be forfeited if the Member subsequently has five (5) consecutive one-year Breaks in Service (as determined pursuant to subsection (f) of this Section 6.4) after such termination, except that this provision shall not apply if, prior to such forfeiture, the Member is re-employed by the Company or an Affiliate after such termination. No amount forfeited under this subsection (a) shall be subject to restoration.

                  (b) Upon the voluntary withdrawal of a Member from the Plan pursuant to Section 2.6 or 6.5(a), such Member shall thereupon forfeit any Company Contributions credited to such Member's Accounts as to which the Member has no vested interest and the non-vested portion of any interests which are partially vested pursuant to Section 6.2, and which are to paid to him pursuant to such withdrawal. Except as provided in subsection (c) hereof, such Member shall have no further rights with respect to such amounts.

                  (c) A Member who has voluntarily withdrawn from the Plan under
         Section 2.6 or 6.5(a) and thereby suffered a forfeiture as provided in subsection (b) may elect to have the forfeited amount of his interest in the Plan restored by making a cash repayment to the Plan in the amount described in subsection (d). A repayment under this Section may not be made at any time after the Member's non-vested interests forfeit pursuant to subsection (a) above and may only be made while the Member is an Employee of the Company or an Affiliate and (i) in the case of a withdrawal pursuant to Section 6.4(a), before the earlier of (A) five
         (5) years after the first date on which the Member is subsequently re-employed by the Company or an Affiliate or (B) the close of the first period of five (5) consecutive Breaks in Service commencing after the withdrawal; or (ii) in the case of a withdrawal under Section 2.6, within five (5) years of the Member's voluntary withdrawal from the Plan.

                  (d) Any repayment described in subsection (c) shall be in a lump sum, in cash in an amount equal to the dollar amount distributed to the Member at the time of his voluntary withdrawal from the Plan, as provided in Section 6.2. Such amount shall not be increased to reflect interest.

                  (e) In the event of a repayment described in subsections (c) and (d), such Member's Account shall be reinstated in the following manner:

                           (i) The dollar  amount  repaid by the Member shall be
                  credited upon receipt to the Accounts in which such amount was invested immediately prior to the Member's withdrawal. Such dollar amount shall be invested in accordance with the Member's investment election then in effect under Section 3.1 and shall be fully vested.

                           (ii) The dollar amount forfeited at the time of withdrawal shall be credited upon receipt of the Member's repayment) to the Accounts in which such amount was invested immediately prior to withdrawal. Such dollar amount shall be invested in accordance with the Member's investment election then in effect under Section 3.1. No adjustment to such forfeited amount shall be made for the intervening gains or losses by any Investment Funds. Vesting in such portion of the Member's Accounts shall be determined under Section 6.7.

                  (f) For purposes of this Section 6.4, a Member shall have a "Break in Service" if he does not perform any Hour of Service during the twelve (12) month period commencing on his Separation from Service or commencing on any anniversary of such date.

                  (g) If a Member takes a Maternity/Paternity Absence, then, solely for purposes of determining whether the Member has terminated employment or has a Break in Service, the Member shall be given credit for each Hour of Service which would have been completed but for such Maternity/Paternity Absence, up to a maximum of five hundred one (501) hours. If the number of Hours of Service which would have been completed but for such Maternity/Paternity Absence cannot otherwise be determined, then the Member shall be credited with eight (8) Hours of Service for each day of such Maternity/Paternity Absence. Hours of
         Service credited to a Member with respect to a Maternity/Paternity Absence shall be credited solely to the year in which such Maternity/Paternity Absence commences if required to prevent a Break in Service from occurring or, if not so required, then solely to the first subsequent year.

         6.5      Distributions Upon or After Termination of Employment.

                  (a) Upon or after the date of a Member's Separation from Service for any reason, the Member may elect a voluntary withdrawal of the portion of his Accounts under the Plan which is vested (including any portion which became vested pursuant to Section 6.1), provided that if the value of the Member's vested interest in his Accounts is not in excess of three thousand five hundred dollars ($3,500). the Member shall be deemed to have elected such distribution. If such a withdrawal is elected, the provisions of Section 6.4 regarding forfeitures and restoration of forfeited amounts shall apply.

                  (b) Upon the death of a Member, the vested portion (determined pursuant to Section 6.1, if the Member was an Employee of the Company or an Affiliate at the time of his death) of the Members' Account shall be distributed to the Member's Beneficiary, provided that if the value of the Beneficiary's interests under the Plan do not exceed three thousand five hundred dollars ($3,500). the Committee may permit the Beneficiary to elect to defer such distribution (subject to the limitations set forth in Section 6.11).

                  (c) If a Member does not voluntarily terminate his interest in and withdraw from the Plan at or after the time of his Separation from Service as provided in subsection (a) of this Section 6.5, the Accounts of such Member shall be held and invested in the same manner as if that Member had not terminated employment except that: (i) the provisions of
         Section 6.4(a) regarding forfeitures shall apply and (ii) such Member shall not be allowed to make contributions to the Plan for any period in which he is not an Eligible Employee or receiving a wage in accordance with Section 2.5. In such case, the vested portion of the Member's Accounts shall be distributable on the date specified in subsection (b) of Section 6.10 (or, if earlier, upon the date determined pursuant to Section 6.11 below).

         6.6 Application of Forfeitures. Any sums forfeited pursuant to the provisions of Section 6.4 shall be applied as provided in Section 5.7.

         6.7 Special Vesting Rule. If a Member receives a distribution due to his withdrawal with respect to any portion of his Account as to which he is only partially vested, and such Member later repays the amount of such distribution and thereby restores the forfeited amount to his interest in the Plan as set forth in Section 6.4(b) or in Section 6.5, such restored distribution shall continue to vest as set forth in Section 6.2 but without credit or consideration for vesting purposes of the time between such distribution and repayment.

         6.8 Partial Withdrawals. A Member may withdraw a part of the dollar value of his Member's Account subject to the following conditions and limitations:

                  (a) such withdrawal may not be in an amount less than one hundred dollars ($100) and any additional amount must be in added increments of fifty dollars ($50); and

                  (b) a period of six (6) months must have elapsed since the last partial withdrawal; and

                  (c)      the amount withdrawn shall be limited to:

                           (i) the then current dollar value of all the Member's contributions which were made not less than seventeen (17) Plan quarter years prior to the date of such withdrawal;

                           (ii)  the   then   current   value  of  all   Company
         contributions which are then one hundred percent (100%) vested. For these purposes, a Company contribution made for the account of a Member is one hundred percent (100%) vested only when the entire said Company contribution could be voluntarily withdrawn from the Plan without any forfeiture of any part thereof; and

                  (d) such partial withdrawal is approved by the Committee, as being required to relieve financial hardship caused by the occurrence of such an event as an illness or disability of such Member or of a dependent member of his immediate family, or a situation beyond such Member's control that involves serious financial loss.

         6.9 No Participation After Withdrawal. For a period of six (6) months next following such partial withdrawal under Section 6.8, such Member shall not be permitted to make contributions and corresponding contributions by the Company will not be made.

         6.10     Payment of Benefit.
                  (a) The whole or any portion of the amount  payable under this
         Article VI shall be paid in cash. With respect to any amount payable under this Article VI from that portion of a Member's Account which is allocated to the Rohr Fund, the Committee may, in its discretion, direct such payment to be made wholly or partly in kind, whether or not requested to do so by the person entitled to receive such payment. Any Company stock transferred to a Member or Beneficiary shall be in the form of a certificate in the name of the Member or Beneficiary.

                  (b) Unless the Member otherwise elects, the payment of benefits under the Plan shall begin not than the sixtieth (60th) day after the close of the Plan Year in which occurs the latest of:

                           (i) the tenth anniversary of the year in which the Member commenced participation in the Plan;

                           (ii) the Member's  Separation  from Service;  or

                           (iii) the Member's attainment of age sixty-five (65).

         6.11  Limitations on Deferral of Distributions.

                  (a) Notwithstanding any other provisions of this Plan, the Member's entire vested interest under this Plan shall be distributed not later than April 1 of the calendar year following the calendar year in which the Member attains age seventy and one-half (70 1/2). If any additional amount subsequently is added to such Member's Accounts, an additional distribution shall be made as of each successive April 1 to the extent required by Internal Revenue Service Regulations adopted under Code Section 401(a)(9).

                  (b) Notwithstanding any other provisions of this Plan, if a Member dies before distribution of the Member's Accounts under this Plan, the entire amount, if any, which is distributable by reason of the death of the Member shall be distributed to the Member's Beneficiary within five (5) years after the death of the Employee.

         6.12  Direct Transfers to Other Trustees.

                  (a) In the event that any distribution from this Plan would be an "eligible rollover distribution", the distributee of such distribution may elect to have such distribution paid directly from this Plan to an "eligible retirement plan", subject to the conditions set forth in this Section 6.12.

                  (b) For purposes of this Section 6.12, the term "eligible rollover distribution" has the meaning given such term by Section 402(c) of the Code, including such term as incorporated in Code Section 403(a)(4) and 403(b)(8), and a rollover distribution referred to in Code Section 408(d)(3)(A)(ii).

                  (c) For purposes of this Section 6.12, the term "eligible retirement plan" has the meaning given such term by Section 402(c)(8)(B) of the Code, except that a qualified trust shall be considered an eligible retirement plan only if it is a defined contribution plan, the terms of which permit `the acceptance of such rollover distribution.

                  (d) An election under this Section 6.12 shall be made at such time and in such form as shall be specified in procedures adopted by the Committee and such election shall specify the eligible retirement plan to which the distribution shall be paid.

                  (e) Such election shall not apply to the extent that the eligible rollover distribution would not be includable in the distributee's gross income for federal income tax purposes if such direct transfer were not made.

                  (f) Nothing in this Section 6.12 shall alter any other provisions of this Plan regarding the normal form of benefits, nor the procedures necessary for a distributee to elect any optional form of distribution. The terms of this Plan regarding the property to be distributed (such as cash or Rohr stock) shall not be modified by this
         Section 6.12 (except to the extent, if any, specifically set forth herein) nor by any conditions or restrictions that might be imposed by the direct transferee referred to in subsection (a) above.

                  (g) The provisions of this Section 6.12 may apply to cause a part of a distribution to be transferred directly in which event the balance distributable shall be distributed in accordance with the otherwise applicable terms of this Plan.

                                   Article VII

                              Financing and Trustee

         7.1      Trustee.

                  (a) All assets of the Plan shall be held in a Trust Fund by one or more Trustees appointed pursuant to subsection (b) of this
         Section 7.1.

                  (b) The Trustee shall be selected by the Company and shall have such powers and responsibilities as shall be provided in a Trust Agreement which shall be executed by the Trustee and the Company. Any Trust Agreement shall constitute a part of this Plan and all rights which may accrue to any person under this Plan shall be subject to all the terms and provisions of such Trust Agreement.

                  (c) Subject to such conditions and restrictions as may be provided by the Trust Agreement, the Company may modify any Trust Agreement from time to time to accomplish the purposes of the Plan and may remove any Trustee and appoint a successor Trustee or Trustees.

                  (d) All actions by the Company pursuant to this Section 7.1 shall be taken by the Board of Directors or by such person or persons to whom such authority is delegated by the Board of Directors.

         7.2  Management of Trust Fund.

                  (a) Pursuant to the Trust Agreement, the Trustee appointed pursuant to Section 7.1 shall have exclusive authority and discretion to manage and control the assets of the Trust Fund, except to the extent that:

                           (i) This Plan expressly  provides that the Trustee is
                  subject to the direction of a named fiduciary who is not a trustee, in which case the Trustee shall be subject to proper directions of such fiduciary which are made in accordance with the terms of the Plan and which are not contrary to ERISA;

                      (ii) Authority to manage acquire or dispose of assets of the Plan is delegated to one or more Investment Managers pursuant to Section 9.2(d)(x) of this Plan and ERISA Section 402(c)(3). In the event the Committee appoints any such Investment Manager, the Trustee shall not be liable for the acts or omissions of the Investment Manager or have any responsibility to invest or otherwise manage any portion of the Trust Fund subject to the management and control of the Investment Manager.

                  (b) Notwithstanding the provisions of subsection (a), the Trustee shall comply with investment directions made pursuant to Sections 2.2(b), 5.1(a) and 5.3 and, except as provided by ERISA, neither the Trustee nor any other fiduciary under the Plan shall be liable for any loss which results from the exercise by a Member (or Beneficiary or Alternate Payee) of control over assets in such person's Accounts in accordance with such terms. If any such instructions may be permitted and made otherwise than in writing, shall provide a written confirmation of any such instructions in accordance with Section 404(c) of ERISA and Regulations validly adopted thereunder.

                  (c) It is intended that the provisions of this Plan and of procedures adopted and implemented in the administration of this Plan shall comply with the terms of Section 404(c) of ERISA and Title 29 of the Code of Federal Regulations Section 2550.404c-1 or other Department of Labor Regulations validly adopted. Such Section and this Plan shall be interpreted and applied so as to carry out that intent. As a result of exercise of control over investments pursuant to Section 5.1 and 5.3, a Member (or Beneficiary or Alternate Payee) shall not be a fiduciary of the Plan, but no other person who is a fiduciary with respect to the Plan shall be liable for any loss, or with respect to any breach of part 4 of Title I of ERISA, that is the direct and necessary result of that exercise of control including investments made in capital stock of the Company pursuant to such exercise (except to the extent otherwise provided by Section 404(c) of ERISA or Regulations validly adopted thereunder).

         7.3  Company  Contributions.   The  Company  shall  make  such  Company
contributions to the Trust Fund as are required by this Plan, but subject to the rights of the Company set forth in Article X.

         7.4 Non-Reversion. Anything in this Plan to the contrary notwithstanding, it shall be impossible at any time for the contributions of the Company or any part of the Trust Fund to revert to the Company or an Affiliate or to be used for or diverted to any purpose other than the exclusive benefit of Members and their Beneficiaries, except that:

                  (a) If a contribution or portion thereof is made by the Company by a mistake of fact, upon written request to the Committee, such contribution or such portion and any increment thereon shall be returned to the Company within one (1) year after the date of payment; and

                  (b) In the event that a deduction for any contributions made by the Company is disallowed by the Internal Revenue Service in any Plan Year, then that portion of the Company contribution that is not deductible shall be returned to the Company within one (1) year from the date of receipt of notice by the Internal Revenue Service of the disallowance of the deduction.

         7.5 Not Responsible for Adequacy of Trust Fund. The Company, the Board Committee, the Committee and the Trustee shall not be liable or responsible for the adequacy of the Trust Fund to meet and discharge any or all payments and liabilities hereunder. All Plan benefits will be paid only from the Trust assets, and neither the Company, the Board Committee, the Committee nor the Trustee shall have any duty or liability to furnish the Trust with any funds except as expressly provided in the Plan. Except as required under the Plan or Trust or under applicable law, the Company shall not be responsible for any decision, act or omission of the Trustee or the Committee, and shall not be responsible for the application of any monies, securities, investments or other property paid or delivered to the Trustee.

         7.6 Investment in Rohr Common Stock. Pursuant to the provisions of this Plan, and in accordance with the purposes for which the Plan was established and is maintained, certain portions of the Trust Fund may be invested in Rohr Common Stock thereby allowing Members the opportunity to share in the potential growth of the Company. The Trust Agreements and other documents and instruments which shall be established from time to time to implement the Plan shall include such provisions as may be necessary or convenient to implement this purpose. Accordingly, the Investment Managers, Trustees, or other persons responsible for the management and control of the Trust Fund shall not have the responsibility or authority to dispose of such investment on the grounds of requirements for diversification or prudence of investment that apply to other investments of the Trust Fund.

         7.7 Voting and Other Rights as to Rohr Common Stock. Notwithstanding any other provisions of this Plan, the provisions of this Section 7.7 shall govern the voting and tendering of capital stock of the Company ("Rohr Common Stock"). The Company, after consultation with the Trustee, shall provide and pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of Rohr Common Stock.

                  (a)      Voting.

                           (i) When the issuer of the Rohr Common Stock prepares
                  for any annual or special meeting, the Company shall notify the Trustee ten (10) days in advance of the intended record date and shall cause a copy of all materials to be sent to the Trustee. Based on these materials the Trustee shall prepare a voting instruction form. At the time of mailing of notice of each annual or special stockholders' meeting of the issuer of the Rohr Common Stock, the Company shall cause a copy of the notice and all proxy solicitation materials to be sent to each Plan Member with an interest in Rohr Common Stock held in the Trust, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the proportional interest in the number of full and fractional shares of Rohr Common Stock credited to the Member's Accounts held in the Rohr Fund. The Company shall provide the Trustee with a copy of any materials provided to the Members and shall certify to the Trustee that the materials have been mailed or otherwise sent to Members.

                      (ii) Each  Member  with an interest in the Rohr Fund shall have the right to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of Rohr Common Stock reflecting such Member's proportional interest in the Rohr Fund (both vested and unvested). Directions from a Member to the Trustee concerning the voting of Rohr Common Stock shall be communicated in writing, or by mailgram or similar means. These directions shall be held in confidence by the Trustee and shall not be divulged to the Company, or any officer or employee thereof, or any other person. Upon its receipt of the directions, the Trustee shall vote the shares of Rohr Common Stock reflecting the Member's proportional interest in the Rohr Fund as directed by the Member. The Trustee shall not vote shares of Rohr Common Stock reflecting a Member's proportional interest in the Rohr Fund and for which it has received no direction from the Member.

                     (iii) The Trustee shall vote that number of shares, if any, of Rohr Common Stock not credited to Members' Accounts in the same proportion on each issue as it votes those shares credited to Members' accounts for which it received voting directions from Members.

                  (b)      Tender Offers.

                           (i)  Upon  commencement  of a  tender  offer  for any
                  securities held in the Trust that are Rohr Common Stock, the Company shall notify each Plan Member with an interest in such Rohr Common Stock of the tender offer and utilize its best efforts to timely distribute or cause to be distributed to the Member the same information that is distributed to shareholders of the issuer of Rohr Common Stock in connection with the tender offer, and, after consulting with the Trustee, shall provide and pay for a means by which the Member may direct the Trustee whether or not to tender the Rohr Common Stock reflecting such Member's proportional interest in the Rohr Fund (both vested and unvested). The Company shall provide the Trustee with a copy of any material provided to the Members and shall certify to the Trustee that the materials have been mailed or otherwise sent to Members.

                      (ii) Each Member shall have the right to direct the Trustee to tender or not to tender some or all of the shares of Rohr Common Stock reflecting such Member's proportional interest in the Rohr Fund (both vested and unvested). Directions from a Member to the Trustee concerning the tender of Rohr Common Stock shall be communicated in writing, or by mailgram or such similar means as is agreed upon by the Trustee and the Company under the preceding paragraph. These directions shall be held in confidence by the Trustee and shall not be divulged to the Company, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. The Trustee shall tender or not tender shares of Rohr Common Stock as directed by the Member. The Trustee shall not tender shares of Rohr Common Stock reflecting a Member's proportional interest in the Rohr Fund for which it has received no direction from the Member.

                     (iii) The Trustee  shall  tender that number of shares,  if any, of Rohr Common Stock not credited to Members' Accounts in the same proportion as the total number of shares of Rohr Common Stock credited to Members' Accounts for which it has received instructions from Members.

                      (iv) A Member who has  directed the Trustee to tender some or all of the shares of Rohr Common Stock reflecting the Member's proportional interest in the Rohr Fund may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares reflecting the Member's proportional interest, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. Prior to the withdrawal deadline, if any shares of Rohr Common Stock not credited to Members' Accounts have been tendered, the Trustee shall redetermine the number of shares of Rohr Common Stock that would be tendered under subparagraph(3) above if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender offer the number of shares of Rohr Common Stock not credited to Members' Accounts necessary to reduce the amount of tendered Rohr Common Stock not credited to Members' Accounts to the amount so redetermined. A Member shall not be limited as to the number of directions to tender or withdraw that the Member may give to the Trustee.

                           (v) A direction  by a Member to the Trustee to tender
                  shares of Rohr Common Stock reflecting the Member's proportional interest in the Rohr Fund shall not be considered a written election under the Plan by the Member to withdraw, or have distributed, any or all of his withdrawable shares. The Trustee shall credit to each proportional interest of the Member from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Rohr Common Stock tendered from that interest. Such amount shall be invested pursuant to the Member's election then in effect under Section 5.1(a).

                  (c) Shares Credited. For all purposes of this Section 7.7, the number of shares of Rohr Common Stock deemed "credited" or "reflected" to a Member's proportional interest shall be determined as of the last preceding Valuation Date. The trade date is the date the transaction is valued.

                  (d) General. With respect to all rights other than the right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of Rohr Common Stock credited to a Member's proportional interest in the Rohr Fund, the Trustee shall follow the directions of the Member and if no such directions are received, the directions of the Committee. The Trustee shall have no duty to solicit directions from the Members. With respect to all rights other than the right to vote and the right to tender, in the case of Rohr Common Stock not credited to Members' Accounts, the Trustee shall follow the directions of the Committee.

                  (e) Conversion. All provisions in this Section 7.7 shall also apply to any securities received as a result of a conversion of Rohr Common Stock.

                                  Article VIII

                                  Beneficiaries

         8.1 Designation. A Member may file with the Company a written designation of a Beneficiary or Beneficiaries (subject to limitations as to number of Beneficiaries and contingent Beneficiaries as the Committee may from time to time prescribe) to receive the benefits the Member is entitled to receive upon his death under the Plan. Any Member who is married when any amount becomes payable shall be deemed to have designated his spouse as the Beneficiary under this Plan unless such spouse has consented, in the manner set forth in 8.4 below, to the Member's designation of a Beneficiary. A Member may from time to time revoke or change any such designation of Beneficiary, subject to applicable laws and governmental regulations in effect at the time. All such designations or revocations or changes shall be in writing, and in a form and filed with such persons as the Committee shall designate. If more than one Beneficiary is named, the Member may specify the sequence and/or proportions in which payments shall be made for each Beneficiary; in the absence of such a direction, payments shall be made in equal shares to all Beneficiaries named. Any designation of a Beneficiary under the Plan shall be controlling over any testamentary or other disposition of the benefits whether or not under the Plan.

         8.2 Payments to Beneficiary. In the event of the death of a Member, any benefits payable under this Plan in respect of the Member shall be paid to the one or more designated Beneficiaries who shall survive the Member, in accordance with such designation (to the extent effective and enforceable at the time of the Member's death) and the provisions of the Plan, subject to such regulations as the Committee from time to time may prescribe in respect of distributions to minors and incompetents.

         8.3 Absence of Designated Beneficiary. If the deceased Member shall have failed to designate a Beneficiary, or if the Committee shall be unable to locate the designated Beneficiary after reasonable efforts have been made, or if such Beneficiary shall be deceased, distribution shall be made by payment of the deceased Member's interest to his personal representative, in a lump sum, within one year after his death. In the event the deceased Member was not a resident of California at the date of his death, the Committee, in its discretion, may require the establishment of ancillary administration of his estate in California. If the Committee after reasonable efforts also cannot locate a qualified personal representative of the deceased Member, or if administration of the deceased Member's estate is not otherwise required, then the Committee, in its discretion, may pay the deceased Member's interest to his heirs at law (determined in accordance with the laws of the state of the residence of the deceased Member as they existed at the date of the Member's death). When payment has been made in accordance with any of the foregoing provisions, there shall be no further liability of the Company, the Committee, any member thereof, the Trustee or any other person or entity in connection with such payment or deceased person's interest in the Plan.

         8.4 Requirements for Spouse Consent. A consent by the spouse of a Member to a designation of a Beneficiary pursuant to Section 8.1 shall not be valid unless it acknowledges the economic effect of the designation and is witnessed by a Plan representative (if such a representative is designated by the Committee) or by a notary public. Such consent shall be effective only with respect to the person who signed such consent and not with respect to any person who subsequently becomes the Member's spouse. The Committee, in its discretion, may waive the requirement for such consent if it is established to its satisfaction that there is no spouse, that such spouse cannot be located or because of such other circumstances as may be provided in Regulations under Code
Section 417.

         8.5 Minors and Incompetents. If the Committee determines that any person entitled to payments under this Plan is a minor or incompetent by reason of physical or mental disability, it may cause all payments then due or thereafter becoming due to such person to be made to any other person for his benefit, without responsibility to follow the application of amounts so paid. Payments made pursuant to this section shall completely discharge the Committee and its members, the Trustee and the Company and all other persons and entities in connection with such payment.

                                   Article IX

                        Interpretation and Administration

         9.1 General Administration. The Board of Directors and Committee appointed pursuant to Section 9.2 shall be responsible for the general administration of the Plan and for carrying out the provisions thereof.

         9.2  Management Employee Benefits Committee.

                  (a) Appointment of Committee. To carry out its responsibilities referred to in Section 9.1, above, the Board of Directors shall appoint a management Committee for the administration of employee benefit plans, consisting of three (3) or more persons. Each member of the Committee shall constitute a "named fiduciary" within the meaning of Section 402(a)(2) of ERISA. All members of the Committee shall hold office during the pleasure of the Board of Directors.

                  (b) Meetings of Committee. The Committee shall hold meetings upon such notice, at such place, or places, and at such time or times as it may from time to time determine. Notice shall not be required if waived in writing. The presence of one-half, but not less than two of the members of the Committee at the time in office shall constitute a quorum of the Committee for the transaction of business. All resolutions or other actions taken by the Committee at any meeting shall be by vote of a majority of those present at any such meeting and entitled to vote. Resolutions may be adopted or other action taken without a meeting upon written consent signed by at least two-thirds (2/3rds) of the members of the Committee. No member of the Committee shall have any right to vote or decide upon any matter relating solely to himself or to decide any of his rights or benefits under the Plan.

                  (c) Committee Procedures. The Committee shall appoint one of its members to act as its Chairman and may appoint a Secretary who need not be a member of the Committee. The Committee shall designate the person or persons who shall be authorized to sign documents and make payments for the Committee; provided, however, that any member of the Committee shall be authorized on behalf of the Committee, the same as if the Committee had unanimously acted to execute documents in connection with benefit payment authorization made upon the request of persons entitled thereto or their legal representative, and to take or to authorize such actions as are necessary or desirable to effectuate such authorizations. Each Committee member may individually act as provided hereinafter in this Article.

                  (d) Powers. The Committee shall have all powers necessary to supervise the administration of the Plan and to control its operation, except the power to appoint the Trustee or enter into the Trust Agreement. The Committee's powers shall include, but not by any way of limitation, the following:

                           (i) To establish  uniform rules and regulations which
                  shall not discriminate in favor of or against any Member or group of Members.

                      (ii) To interpret the provisions and construe the language of the Plan and to determine any question arising under the Plan or in connection with the administration or operation thereof.

                     (iii)  To  determine  all   considerations   affecting  the
                  eligibility of any employee to be or to become a Member as defined by the Plan.

                      (iv) To establish  and maintain  such accounts in the name of the Affiliates and of each Member, Beneficiary and Alternate Payee as are necessary, and to allocate contributions and Trust Fund gains and losses to the Accounts.

                           (v) To  compute  the  amount of  benefit or other sum
                  payable under the Plan to any person.

                      (vi) To  delegate  to the  Trustee  the  authority  to, or instruct the Trustee to, withdraw assets from the Plan to satisfy benefit payment obligations thereunder.

                     (vii) To direct the Trustee,  in a manner  consistent  with the specific provisions of the Plan, in voting shares of stock held by the Trustee (other than Company stock or other stock, if any, for which the Plan prescribes that such voting shall be directed by Members), or to delegate to an Investment Manager or others, the authority to direct the Trustee to vote such stock.

                    (viii) To authorize and direct all disbursements of benefits and other sums under the Plan.

                      (ix) To employ such  counsel and agents and to obtain such clerical, medical, legal, accounting and other services as it may deem necessary or appropriate in carrying out the provisions of the Plan.

                           (x) To select or change, when appropriate, any Investment Manager or Managers for the Plan who shall manage and control all or a portion of the assets of the Trust Fund and shall act as fiduciaries with respect to the assets of the Plan entrusted to their custody and/or management under the provisions of ERISA, and who shall have the exclusive responsibility for the investment of such assets and for the determination of the nature and relative amounts of the investments made in accordance with the provisions of the Plan; provided, that any Investment Manager so appointed shall satisfy the requirements of an "investment manager" as defined in Section 3(38) of ERISA.

                      (xi) To establish basic funding,  liquidity and investment policies and strategies consistent with the objectives of the Plan.

                      (xii) Except to the extent such responsibility has been reserved by the Board of Directors or the Board Committee, to approve the form and terms of new, or amendment of the form and terms of existing, group annuity contracts, deposit administration contracts, and other relevant agreements, or to delegate such responsibility to the Trustee under the terms of the Trust.

                     (xiii) Except to the extent such responsibility has been reserved by the Board of Directors or the Board Committee, to select or change, where appropriate, any insurance companies which may hold any of the assets of the Plan and to approve the terms and provisions of any agreements under which the Trustee will transfer any assets of the Plan to an insurance company, or to delegate such responsibility to the Trustee under the terms of the Trust.

                  (e) Finality of Decisions. The decision of the Committee in matters within its jurisdiction shall be final, binding, and conclusive upon, and may be relied upon by, each Member, Beneficiary, Alternate Payee, Trustee, Affiliate and every other person or interested party.

                  (f) Investment Review. The Committee shall review and evaluate, at least quarterly, all aspects of the investment performance of the Plan and compliance with the investment policies of the Plan and shall make periodic reports to the Board of Directors or the Board Committee.

                  (g) Compliance with ERISA. The Committee shall receive reports from the Trustee, any Investment Managers, auditors, any separate management team and others, as appropriate, with regard to compliance of the Plan with ERISA and shall be responsible for monitoring such reports to review whether the Plan and its administration are in compliance with ERISA.

         9.3 Exercise of Board of Directors' Authority. The Board of Directors may from time to time appoint a committee of the Board (the "Board Committee") and may delegate to such Board Committee such authority as the Board of Directors may determine to be appropriate, which may include the power and authority: (a) to appoint or remove members of the Committee described in
Section 9.2; (b) to oversee activities of such Committee; and (c) to perform such other tasks under the Plan as the Board of Directors may determine.

         9.4  Liability and Indemnification.

                  (a) Liability. Except as provided in Part 4 of Subtitle B, Title 1 of ERISA, no person shall be subject to any liability with respect to his duties under the Plan unless he acts fraudulently or in bad faith. No person shall be liable for any breach of fiduciary responsibility resulting from the act or omission of any other fiduciary or any person to whom fiduciary responsibilities have been allocated or delegated, except as provided in ERISA Section 405. No action or responsibility shall be deemed to be a fiduciary action or responsibility except to the extent required by ERISA.

                  (b) Right of Indemnification. Except as provided by law, the Company shall indemnify the Trustee, any Board of Directors or Board Committee member, any Committee Member or such other persons as the Committee may specify who was or is a party, or is threatened to be a party to any threatened, pending or contemplated action or suit, where such action or suit alleges an act or omission in connection with administration, management, or investment activity under the Plan. The aforesaid right of indemnification shall be contingent upon the following:

                           (i) Where a person designated above is found not liable for a breach of fiduciary duty in an adjudication on the merits, the Company shall indemnify such member for all expenses of litigation including attorneys' fees.

                      (ii) Where a claim or suit is terminated by reason of a settlement, the Company shall indemnify against all expenses in connection therewith, including cost of settlement and attorneys' fees, where, in the judgment of the Company or of any counsel whom the Company may request make such a determination, said person would not be liable for a breach of fiduciary duty which constitutes an act of willful misconduct or intentional fraud or an act intended to attain a personal benefit or advantage materially adverse to the interest of the Plan or its Members, in an adjudication on the merits.

                     (iii) Where such person is determined to be liable for a breach of fiduciary duty in an adjudication on the merits and either (A) such adjudication includes a finding that such person participated in an act of willful misconduct or intentional fraud or acted for the purpose of attaining a personal benefit or advantage materially adverse to the interest of the Plan or its Members, or (B) if the adjudication does not expressly so provide, in the judgment of the Company, or any counsel of whom the Company may request make such a determination, such person was acting in bad faith, there shall be no right of indemnification.

                      (iv) When authorized by the Company,  expenses incurred in litigation may be paid in advance of the final disposition of such action or suit upon receipt of an undertaking by such person to repay any amounts so advanced unless the conditions specified in paragraph (i) or (ii) are met, or there is no bad faith involved as provided in paragraph (iii)(B).

                           (v) In all  cases  where  indemnification  is  sought
                  under these provisions, upon the assertion or institution of any such claim, action, suit or proceeding, the party requesting indemnification shall in writing give the Committee an opportunity at its own expense, to handle and defend it on his behalf.

                  (c) Liability Insurance. The Company, at no expense to the Plan, shall purchase adequate liability insurance covering the Trustee, the Committee, the Board Committee, and such other persons as the Company deems appropriate, for acts or omissions of such persons in administration of the Plan.

                  (d) Fidelity Bonds. Fidelity bonds covering those persons having authority to handle Plan funds shall be purchased at the beginning of each Plan Year with Plan funds as required by law.

         9.5 Compensation and Expenses. The members of the Committee shall serve without compensation for services as such a member. Any member of the Committee may receive reimbursement by the Company of expenses properly and actually incurred. All expenses of the Committee shall be paid out of Plan assets unless paid directly by the Company. Such expenses shall include any expenses incident to the functioning of the Committee and administration of the Plan, including but not limited to, fees of the Plan's accountants, outside counsel and other specialists and other costs of administering the Plan.

         9.6  Resignation and Removal of Members; Appointment of Successors.

                  (a) Any member of the Committee may resign at any time by giving written notice to the other members and to the Chairman of the Board of Directors, effective as therein stated. Any member of the Committee may, at any time, be removed by the Board of Directors (or a Board Committee so authorized as specified in Section 9.3).

                  (b) Upon the death, resignation, or removal of any Committee member, the Board of Directors (or a Board Committee so authorized as specified in Section 9.3) may appoint a successor. Notice of appointment of a successor member shall be given by the Secretary of the Company in writing to the Trustee and to the members of the Committee. Upon termination, for any reason, of a Committee member's status as a member of the Committee, such member's status as a Named Fiduciary shall concurrently be terminated, and upon the appointment of a successor Committee member such successor shall assume the status of a Named Fiduciary.

         9.7 Allocation and Delegation of Duties. By action of the Committee, duly reflected in the minutes of the Committee, the Committee may allocate its fiduciary responsibilities (other than trustee responsibilities) among themselves and may designate other persons to carry out their fiduciary responsibilities (other than trustee responsibilities) under the Plan. The term "trustee responsibilities" as used herein shall mean any responsibility provided in the Trust Agreement to manage or control the assets of the Plan.

         9.8 Records. The Committee shall keep all such books, accounts, records or other data as may be necessary or advisable in its judgment for the administration of the Plan and properly to reflect the affairs thereof.

         9.9 Reliance Upon Documents and Opinions. The members of the Committee, the Trustee, the Board of Directors, the Board Committee, the Company and any person delegated under the provisions hereof to carry out any fiduciary responsibilities under the Plan (hereinafter a "delegated fiduciary"), shall be entitled to rely upon any tables, valuations, computations, estimates, certificates, opinions and reports furnished by any consultant, or any other expert or advisor selected or approved by the Committee, or upon any opinions furnished by legal counsel (who may be employed or retained by the Company), and upon any information or reports furnished by the Trustee; and the members of the Committee, the Trustee, the Board of Directors, the Board Committee, the Company and any delegated fiduciary shall be fully protected and shall not be liable, except to the extent provided by law, in any manner whatsoever for anything done or action taken or suffered in reliance upon any of the foregoing persons or entities; and any and all such things done or such actions taken or suffered by the Committee, the Trustee, the Board of Directors, the Company and any delegated fiduciary shall be conclusive and binding on all Employees, Members, Beneficiaries, Alternate Payees, and any other persons whomsoever, except as otherwise  provided  by law.  The  Committee,  the  Trustee  and  any  delegated fiduciary may, but are not required to, also rely upon all records of the Company with respect to any matter or thing whatsoever, and may likewise treat such records as conclusive with respect to all Employees, Members, Beneficiaries, Alternate Payees, and any other persons whomsoever, except as otherwise provided by law.

         9.10  Requirement of Proof; Additional Documents.

                  (a) The Committee, the Board of Directors, the Board Committee or the Company may require satisfactory proof of any matter under this Plan from or with respect to any Employee, Member, Beneficiary or Alternate Payee, and no such person shall acquire any rights or be entitled to receive any benefits under this Plan until such proof shall be furnished as so required.

                  (b) Not by way of limitation of the foregoing, the Committee or Trustee, or both, may require the execution and delivery of such documents, papers and receipts as the Committee or Trustee may determine necessary or appropriate in order to establish the fact of death of the deceased Member and of the right and identity of any Beneficiary or other person or persons claiming any benefits under the Plan. The Committee or the Trustee, or both, may, as a condition precedent to the payment of death benefits hereunder, require an inheritance tax release and/or such security as the Committee or Trustee, or both, may deem appropriate as protection against possible liability for State or Federal death taxes attributable to any death benefits.

         9.11 Reliance on Committee Memorandum. Any person dealing with the Committee may rely on and shall be fully protected in relying on a certificate or memorandum in writing signed by any Committee member or other person so authorized, or by the majority of the members of the Committee, as constituted as of the date of such certificate or memorandum, as evidence of any action taken, or resolution, policy or interpretation of the Plan adopted by the Committee. Any communication other than a written certificate or memorandum as described in this Section may not be relied upon as evidence of any action taken, or resolution, policy or interpretation of the Plan adopted by the Committee.

         9.12 Multiple Fiduciary Capacity. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

         9.13  Claims Procedure.

                  (a) Claims for Benefit. Claims for benefits under the Plan shall be made in writing to any member of the Committee, who individually may act upon such claim. All claims may be made within the times specified elsewhere in the Plan.

                  (b) Notice of Denial of Claim. If such claim for benefits is wholly or partially denied, the Committee member to whom the claim has been submitted shall, within a reasonable period of time, but no later than ninety (90) days after receipt of the claim, notify the claimant of the denial of the claim (unless special circumstances exist which justify extending this period up to an additional ninety (90) days, in which event the claimant shall be given a written notice to the effect within the initial ninety (90) day period which explains the special circumstances and the date a decision is expected).
         Such notice of denial:

                           (i)      shall be in writing,

                      (ii) shall be written in a manner calculated to be understood by the claimant, and

                     (iii) shall contain:

                                    (A)  the  specific  reason  or  reasons  for
                           denial of the claim,

                                    (B) a specific  reference  to the  pertinent
                           Plan provisions upon which the denial is based,

                                    (C) a description of any additional material
                           or information necessary for the claimant to perfect the claim, along with an explanation why such material or information is necessary, and

                                    (D)  an  explanation  of  the  Plan's  claim
                           review procedure.

                  (c) Request for Review of Denial of Claim. Within sixty (60) days of the receipt by the claimant of the written denial of the claim, or, if the claim has not been granted within a reasonable period of time (which shall be not less than the ninety (90) days prescribed in Section (b)), the claimant may file a written request with the full Committee that it conduct a full and fair review of the denial of the claimant's claim for benefits, including the conduction of a hearing, if deemed necessary by said full Committee.

                  In connection with the claimant's appeal of the denial of this benefit, the claimant may review pertinent documents and may submit issues and comments in writing.

                  (d) Decision on Review of Denial of Claim. The full Committee shall deliver to the claimant a written decision on the claim promptly, but not later than sixty (60) days after the receipt of the claimant's request for review (unless special circumstances exist, such as the need under the Committee procedure to hold a hearing, which justifies extending this period up to an additional sixty (60) days, in which event the claimant shall be given a written notice to that effect within the initial sixty (60) day period). Such decision shall:

                       (i) by written in a manner calculated to be understood by the claimant,

                      (ii)  include specific reasons for the decision, and

                     (iii) contain specific references to the pertinent Plan provisions upon which the decision is based.

         All decisions made by the above procedure shall be final and there shall be no right of appeal.

         9.14  Reporting and Disclosure; Annual Statement.

                  (a) The Committee shall be responsible for the reporting and disclosure of information required to be reported or disclosed by the Plan Administrator pursuant to ERISA or any other applicable law.

                  (b) Not by way of limitation of the foregoing, as soon as possible after the end of each Plan Year, but in any event no later than 270 days thereafter, the Committee will cause to be furnished to each Member a written statement showing, as of the end of such Plan Year, such information as may be required by ERISA and the applicable Regulations issued thereunder, plus such additional information as the Committee may determine in its discretion. Except as otherwise provided by law, such statement shall be deemed to be correct unless the Member notifies the Committee in writing to the contrary within thirty (30) days after the Committee furnished such statement.

                                    Article X

                            Amendment and Termination

         10.1 Amendment and Termination. The Company expects the Plan to be permanent and continue indefinitely, but since future conditions affecting the Company cannot be anticipated or foreseen, the Company must necessarily and thus, hereby reserves the right in its sole discretion, except as otherwise expressly provided in any applicable agreement with a collective bargaining agent whose term has not expired, to amend or modify the Plan at any time by a resolution adopted by action of (a) the Board of Directors, or (b) the Board Committee, to the extent such Board Committee has been delegated such authority pursuant to Section 9.3, or (c) the Committee to the extent that such Committee has been delegated such authority, as to specific amendments or issues, by a resolution adopted by the Board of Directors or by the Board Committee. In any of such cases, such amendment shall be set forth in an instrument in writing executed in the name of Rohr, Inc., by an officer or officers duly authorized to execute such instrument. The Company also reserves the right, except as otherwise expressly provided in any applicable agreement with a collective bargaining agent whose term has not expired, to terminate the Plan at any time by a resolution adopted by action of the Board of Directors.

         No amendment of the Plan shall cause any part of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of the Members or their Beneficiaries covered by the Plan and for defraying reasonable expenses of administering the Plan. Retroactive Plan amendments may not decrease the accrued benefits of any Member determined as of the beginning of the first Plan Year to which the amendment applies, or, if later, as of the time the amendment was adopted. No amendment shall increase the responsibilities of the Trustee without his written consent.

         10.2 Suspension. Except as otherwise expressly provided by law or in any applicable collective bargaining agreement whose term has not expired, in the event Rohr, Inc. decides it is impossible or inadvisable for business reasons to continue to make contributions under the Plan, the Company by resolution of the Board of Directors, may discontinue contributions to the Plan for itself and its Affiliates. On and after the effective date of such discontinuance, the Company shall not make any further contributions under the Plan. The discontinuance of contributions on the part of the Company shall not terminate the Plan as to the funds and assets then held by the Trustee, or operate to accelerate any payments of distributions to or for the benefit of Members or Beneficiaries, and the Trustee shall continue to administer the Trust Fund in accordance with the provisions hereof until the obligations hereunder shall have been discharged and satisfied, provided that if contributions are not resumed after three (3) consecutive years, such suspension will be treated as a discontinuance and termination. In the event of the complete discontinuance of all Company contributions, the Accounts of all Members shall be fully vested.

         Upon the completion of any such period of suspension which does not terminate the Plan, the Company may again start contributions, effective as of such date as it selects in its sole discretion and under no circumstances shall it be required to make contributions attributable to the period of such suspension.

         10.3 Distributions on Termination. Upon termination of the Plan in whole or in part (after an initial determination has been obtained from the Internal Revenue Service that the Plan constitutes a qualified defined contribution plan with respect to the employer), the value of the proportionate interest in the Trust Fund of each Member affected by such termination having an interest in the Trust Fund shall be determined by the Committee as of the date of such termination. If the Plan terminates while Plan forfeitures exist, held in any suspense account pursuant to the plan, the balance in such suspense account shall be allocated in proportion to the Compensation of all Members for the Plan Year, to the extent of the maximum amount permitted this Plan for any single Member.

         The Accounts of such Members shall continue to be fully vested and non-forfeitable, and thereafter distribution shall be made to such Members as directed by the Committee.

         10.4 Corporate Reorganization. In the event Rohr, Inc. is dissolved or liquidated or shall by appropriate legal proceedings be adjudged a bankrupt, or in the event judicial proceedings or any kind result in the involuntary dissolution of Rohr, Inc., the Plan shall be terminated. The merger, consolidation or reorganization of the Company, or the sale of the Company or of all or substantially all of its assets or stock, shall not terminate the Plan if there is delivery to the Company, by its successor or by the purchaser of all or substantially all of its stock or assets, a written instrument requesting that it be substituted for the Company and agreeing to perform all the provisions hereof which the Company is required to perform. Upon the receipt of said instrument, with the approval of the Company, the successor or the purchaser shall be substituted for the Company herein, and the Company shall be relieved and released from all obligations of any kind, character or description herein or in any trust agreement.

         10.5 Plan Merger or Transfer. This Plan shall not merge or consolidate with, or transfer assets and liabilities to, or accept a transfer from, any other employee benefit plan unless each Member in this Plan will (if the Plan had then terminated) receive a benefit immediately after the merger, consolidation or transfer which is not less than the benefit the Member would have been entitled to receive immediately before the merger, consolidation or transfer of assets (if this Plan had then terminated).

                                   Article XI

                            Miscellaneous Provisions

         11.1 No Contract or Enlargement of Employee Rights. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Employee, or to be consideration for, or an inducement to, or a condition of, the employment of any Employee.

         Nothing contained in the Plan or any modification thereof or act done in pursuance hereof shall be deemed to give any person any legal or equitable rights against the Company, the Trustee or the Trust Fund, unless specifically provided for by law or herein, or to give any Employee the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge or terminate any Employee at any time. The Company's rights to discipline or discharge Members or exercise their rights as to incidents and tenure of employment shall not be affected by reason of the existence of the Plan or any action thereunder by the Company or the Committee. No Employee, prior to his severance under conditions of eligibility for his benefits as provided in this Plan, shall have any right to or interest in any portion of the Trust Fund, other than as herein specifically provided. No person shall have any right to benefits hereunder, except to the extent provided in this Plan.

         11.2  Mailing of Payment; Missing Persons and Lapsed Benefits.

                  (a) If the Committee shall be unable, within two (2) years after a Member's distribution hereunder becomes due, to make payment because the identity or whereabouts of the Member, or Beneficiary cannot be ascertained, the Committee may direct that such person's interest and all further benefits with respect to such person shall be discontinued and all liability for the payment thereof shall terminate.

                  (b) In the event of the subsequent reappearance of the Member or Beneficiary, an amount equal to the benefit previously due such person, calculated as of the original date the distribution could first be made and assuming a lump sum payment at such date shall be paid in a single sum. No interest shall be payable upon the said aforementioned amount, nor shall such Member or Beneficiary be entitled to share in the increase or decrease in the value of Accounts after the aforesaid original date such distribution could first be made.

                  (c) The amount of any discontinued interest shall be applied to reduce Company contributions and reinstatement of a benefit shall be accomplished by the making of a special Company contribution in an appropriate amount to restore the Member's distribution.

         11.3 Addresses. Each Member shall be responsible for furnishing the Committee with his correct current address and the correct current name and address of his Beneficiary, and the Committee, Trustee and the Company shall have no obligation or duty to locate any such Member, Beneficiary, or Alternate Payee.

         11.4 Notices and Communications. All applications, notices, designations, elections, and other communications from Members, Beneficiaries, or Alternate Payees shall be in writing, on forms prescribed by the Committee and shall be mailed or delivered to such office as may be designated by the Committee, and shall be deemed to have been given when received by such office. Each notice, report, remittance, statement and other communication directed to a Member, Beneficiary, or Alternate Payee shall be in writing and may be delivered in person or mail, in which later event it shall be deemed to have been delivered and received by him when so deposited in the United States Mail with postage prepaid, addressed to the Member, Beneficiary or Alternate Payee at his last address of record with the Committee.

         11.5 Written and Telephonic Elections. If approved by the Committee, any election permitted under any provision of this Plan may be made telephonically and such telephonic election shall be deemed to be an effective written election under such provision, provided that the Trustee or the Committee provides such written confirmation as may be required by any applicable law.

         11.6 Governing Law. All legal questions pertaining to the Plan shall be determined in accordance with the provisions of ERISA and, with the exception that any Trust Agreement shall be construed and enforced in all respects under and, by the laws of the state as specified in such Trust, the laws of the State of California. All contributions made hereunder shall be deemed to have been made in California.

         11.7 Interpretation. Article and Section headings are for convenient reference only and shall not be deemed to be part of the substance of this instrument or in any way to enlarge or limit the contents of any Article or Section. Unless the context clearly indicates otherwise, masculine gender shall include the feminine, and the singular shall include the plural and the plural the singular. The provisions of this Plan, shall in all cases be interpreted in a manner that is consistent with this Plan satisfying the requirements of Code
Section 401(a).

         11.8 Withholding for Taxes. Any payments out of the Trust Fund may be subject to withholding for taxes as may be required by any applicable federal or state law.

         11.9 Successors and Assigns. Subject to the provisions of Article 10, this Plan and the Trust established hereunder shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

         11.10 Counterparts. This Plan document may be executed in any number of identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for any other purpose without the production of any other counterparts.

    11.11 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Plan, and it shall be construed and enforced as if such illegal or invalid provision had never been inserted herein; provided, however, that the foregoing provisions are not intended to limit the powers of the Company to amend, suspend or terminate this Plan.

    11.12 Service of Legal Process. The members of the Committee and the Secretary of the Company are hereby designated agent of the Plan for the purpose of receiving service of summons, subpoena or other legal process.

    11.13 Investment Risk. The Company, the Committee, the Board Committee, and the Trustee do not in any manner or to any extent whatsoever warrant, guarantee or represent that the value of an Account shall at any time equal or exceed the amount previously contributed, credited or allocated thereto. All Members, and their Beneficiaries and Alternate Payees shall assume all risks in connection with any decrease in value of their Account or the Trust Fund.

    11.14  General Restriction Against Alienation.

                  (a) The interest of any Member or his Beneficiary or Alternate Payee, in the income, benefits, payments, claims or rights hereunder, or in the Trust Fund shall not in any event be subject to sale, assignment, hypothecation, or transfer, and each such person is prohibited from anticipating, encumbering, assigning, or in any manner alienating his or her interest under the Plan and Trust Fund, and is without power to do so, nor shall such interest of any such person be liable or subject to his debts, liabilities, or obligations, now contracted, or which may hereafter be contracted, and such interest shall be free from all claims, liabilities, bankruptcy proceedings, or other legal process now or hereafter incurred or arising; nor shall the same, nor any part thereof, be subject to any judgment rendered against any such person. In the event any person attempts to take any action contrary to this Section, such action shall be null and void and of no effect, and the Company, the Committee, the Trustee and all Members and their Beneficiaries and Alternate Payee, may disregard such action and are not in any manner bound thereby, and they, and each of them, shall suffer no liability for any such disregard thereof, and shall be reimbursed on demand out of the Trust Fund for the amount of any loss, cost or expense incurred as a result of disregarding or of acting in disregard of such action. The foregoing provisions of this Section shall be interpreted and applied by the Committee in accordance with the requirements of Code Section 401(a)(13) as construed and interpreted by authoritative judicial and administrative rulings and regulations.

                  (b) The provisions of subsection (a) shall not apply to any "Qualified Domestic Relations Orders" as defined in Code Section 414(p). In accordance with such Section, the Committee shall adopt reasonable procedures to determine the qualified status of domestic relations orders, to notify Members and claimants regarding such determination, and to administer distributions under such qualified orders. The right of any person affected by such an order regarding any option, election or other right under the Plan shall be determined by the Committee pursuant to procedures and rulings uniformly applied which shall be consistent with the provisions of ERISA, the Code, and any such qualifying order.

         11.15 Incompetency. Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the date on which the Committee receives a written notice, in a form and manner acceptable to the Committee, that such person is incompetent or a minor, for whom a guardian or other person legally vested with the care of his person or estate has been appointed; provided, however, that if the Committee shall reasonably believe that any person to whom a benefit is payable under the Plan is unable to care for his affairs because of incompetency, or is a minor, any payment due (unless a proper claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent or a brother or sister, or to any person or institution whom the Committee reasonably believes is caring for or supporting such person, without responsibility to follow the application of the amounts so paid. To the extent permitted by law, any such payment so made shall be a complete discharge of liability therefor under the Plan.

         In the event a guardian of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, benefit payments may be made to such guardian provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Committee. To the extent permitted by law, any such payment so made shall be a complete discharge of any liability therefor under the Plan.

         11.16 No Examination or Accounting. Neither this Plan nor any action taken thereunder shall be construed as giving any person the right to an accounting or to examine the books or affairs of the Company.

                                   Article XII

                              Adoption by Affiliate

         12.1 Affiliate Participation. An Affiliate may become a party to the Plan and Trust Agreement by adopting the Plan for the benefit of any specified group of its Eligible Employees, effective as of the date specified in such adoption:

                  (a)   By  filing  with  Rohr,  Inc.  a  certified   copy  of a
         resolution of its board of directors to that effect, and such other instruments as Rohr, Inc. may require; and

                  (b) By filing with the then Trustee a copy of such resolution, together with a certified copy of resolutions of the Board of Directors of Rohr, Inc. approving such adoption.

No amendment to the Plan applicable to an Affiliate shall require the approval in writing of such Affiliate.

         12.2 Rohr, Inc. Action Binding on Participating Affiliates. As long as Rohr, Inc. is a party to the Plan and the Trust Agreement, it shall be empowered to act there-under for any participating Affiliate in all matters respecting the Committee and the Trustee and the designation of Affiliates and any action taken by Rohr, Inc. with respect thereto shall automatically include and be binding upon any Affiliate which is a party to the Plan.

         12.3 Termination of Participation of Affiliate. The Board of Directors of Rohr, Inc. reserves the right, in its sole discretion and at any time, to terminate the participation in this Plan of any or all Affiliates or of any group of Eligible Employees. Such termination shall be effective immediately upon notice of such termination from Rohr, Inc. to the Trustee and the Affiliate being terminated.

         In the event of such termination, this Plan shall not terminate. Such termination shall not have an effect on the Accounts of Members who are employees of such terminating Affiliate or who are employed within a group of Eligible Employees whose participation is being terminated; provided that such employees shall remain Inactive Members and be governed by the provisions of the Plan.

         If, however, the terminating Affiliate shall no longer be an Affiliate of Rohr, Inc., then effective as of the date the Affiliate is no longer an Affiliate, all Members as of that date who were Employees of such Affiliate shall be deemed to have had a Separation from Service but the portion of the Plan attributable to the Affiliate shall become a separate Plan, and Rohr, Inc. shall inform the Trustee of the portion of the Trust Fund that is then attributable to the participation of such terminated Affiliate. Such portion shall as soon thereafter as is administratively feasible be set apart by the Trustee as a separate Trust which shall be part of the separate Plan of such terminated Affiliate. Thereafter, the administration, control, and operation of the Plan with respect to such terminated Affiliate shall be on a separate basis in accordance with the terms hereof, or as such terms may be amended by appropriate action of such terminated Affiliate.

         This Amended and Restated Plan has been executed as of the 1st day of December, 1994, at Chula Vista, California.

                                                ROHR, INC.


                                                By
                                                   --------------------------
                                                   R. W. Madsen

                                   ROHR, INC.

                       SAVINGS PLAN FOR EMPLOYEES COVERED
                       BY COLLECTIVE BARGAINING AGREEMENTS

                                (Restated, 1994)


                                TABLE OF CONTENTS

                                                                        Page

PREAMBLE .................. ...............................................1

ARTICLE I            Definitions.......................................... 2

ARTICLE II           Eligibility and Participation........................14
                     -----------------------------
        2.1          Eligibility..........................................14
        2.2          Membership...........................................15
        2.3          Membership Voluntary.................................16
        2.4          Termination of Election
                     to Contribute........................................16
        2.5          Periods Not Receiving Wages..........................16
        2.6          Voluntary Withdrawal.................................17

ARTICLE III          Member Contributions.................................17
                     --------------------
        3.1          Payroll Deductions...................................17
        3.2          Change of Specified Amount of
                     Contribution.........................................18
        3.3          Effective Date of Elections..........................18
        3.4          Limitation on Contributions..........................19

ARTICLE IV           Company Contributions................................19
                     ---------------------
        4.1          Payment by Company...................................19
        4.2          Form of Contribution.................................20
        4.3          Investment of Company Contributions..................20
        4.4          No Recovery of Contributions.........................20
        4.5          Limitation on Liabilities............................21
        4.6          Limitation on Contributions..........................21

ARTICLE V            Member Accounts......................................23
                     ---------------
        5.1          Initial and Annual Investment
                     Options  23
        5.2          Account Organization.................................24
        5.3          Fund Transfers.......................................24
        5.4          Credits to Accounts..................................25
        5.5          Valuation of Accounts................................25
        5.6          Valuation of the Rohr Fund...........................26

        5.7          Applications of Forfeited
                     Contributions........................................27
        5.8          Rights in Accounts...................................27

ARTICLE VI           Benefits and Withdrawals.............................27
                     ------------------------
        6.1          Circumstances Resulting in
                     Full Vesting.........................................27
        6.2          Vesting  28
        6.3          Credit for Company Contribution......................29
        6.4          Forfeitures..........................................29
        6.5          Distributions Upon or After
                     Termination of Employment............................32
        6.6          Application of Forfeitures...........................34
        6.7          Special Vesting Rule.................................34
        6.8          Partial Withdrawals..................................34
        6.9          No Participation After Withdrawal....................35
        6.10         Payment of Benefit...................................36
        6.11         Limitations on Deferral
                     of Distributions.....................................36
        6.12         Direct Transfers to Other Trustees...................37

ARTICLE VII          Financing and Trustee................................39
                     ---------------------
        7.1          Trustee  39
        7.2          Management of Trust Fund.............................39
        7.3          Company Contributions................................41
        7.4          Non-Reversion........................................42
        7.5          Not Responsible for Adequacy
                     of Trust Fund........................................42
        7.6          Investment in Rohr Common Stock......................43
        7.7          Voting and Other Rights as to
                     Rohr Common Stock....................................43

ARTICLE VIII         Beneficiaries........................................50
                     -------------
        8.1          Designation..........................................50
        8.2          Payments to Beneficiary..............................50
        8.3          Absence of Designated Beneficiary....................51
        8.4          Requirements for Spouse Consent......................52
        8.5          Minors and Incompetents..............................52

ARTICLE IX           Interpretation and Administration....................53
                     ---------------------------------
        9.1          General Administration...............................53
        9.2          Management Employee Benefits
                     Committee............................................53
        9.3          Exercise of Board of Directors'
                     Authority............................................58
        9.4          Liability and Indemnification........................58
        9.5          Compensation and Expenses............................61

        9.6          Resignation and Removal of Members;
                     Appointment of Successors............................62
        9.7          Allocation and Delegation of Duties..................62
        9.8          Records  63
        9.9          Reliance Upon Documents and Opinions.................63
        9.10         Requirement of Proof; Additional
                     Documents............................................64
        9.11         Reliance on Committee Memorandum.....................65
        9.12         Multiple Fiduciary Capacity..........................65
        9.13         Claims Procedure.....................................65
        9.14         Reporting and Disclosure; Annual
                     Statements...........................................68

ARTICLE X            Amendment and Termination............................69
                     -------------------------
       10.1          Amendment and Termination............................69
       10.2          Suspension...........................................70
       10.3          Distributions on Termination.........................71
       10.4          Corporate Reorganization.............................71
       10.5          Plan Merger or Transfer..............................72

ARTICLE XI           Miscellaneous Provisions.............................73
                     ------------------------
       11.1          No Contract or Enlargement of
                     Employee Rights......................................73
       11.2          Mailing of Payment; Missing Persons
                     and Lapsed Benefits..................................74
       11.3          Addresses............................................74
       11.4          Notices and Communications...........................75
       11.5          Written and Telephonic Elections.....................75
       11.6          Governing Law........................................75
       11.7          Interpretation.......................................76
       11.8          Withholding for Taxes................................76
       11.9          Successors and Assigns...............................76
       11.10         Counterparts.........................................76
       11.11         Severability.........................................77
       11.12         Service of Legal Process.............................77
       11.13         Investment Risk......................................77
       11.14         General Restriction Against
                     Alienation...........................................77
       11.15         Incompetency.........................................79
       11.16         No Examination or Accounting.........................80

ARTICLE XII          Adoption by Affiliate................................80
                     ---------------------
       12.1          Affiliate Participation..............................80
       12.2          Rohr, Inc. Action Binding
                     on Participating Affiliates..........................81
       12.3          Termination of Participation
                     of Affiliate.........................................81

                                 FIRST AMENDMENT
                                     TO THE
                                   ROHR, INC.
                           SAVINGS PLAN FOR EMPLOYEES
                                   COVERED BY
                        COLLECTIVE BARGAINING AGREEMENTS
                                 (Restated 1994)


The Rohr, Inc., Savings Plan for Employees Covered by Collective Bargaining Agreements (Restated 1994) is hereby amended as follows to comply with requests made by the Internal Revenue Service in the review of the determination letter application filed with respect to the Plan.

1.        Section 6.1 is hereby amended to read as follows:

         "6.1     Circumstances Resulting in Full Vesting.   Notwithstanding the
                  provisions of Section 6.2, a Member shall become fully vested in his Company Contributions Account upon termination of his employment for any one of the following reasons:

                  (a) termination of his employment to receive early, normal, late or disability retirement benefits for which he is qualified under a pension plan of the Company or an Affiliate; or

                  (b) his layoff for medical reasons (other than those excluded by Section 1.12) or his having been laid off as a result of a reduction in the working force; or

                  (c) his death while an Employee of the Company or an Affiliate; or

                  (d) his entry into the Armed Forces of the United States, other than temporary service with Reserve or National Guard units; or

                  (e) his permanent and total Disability for a continuous period of six (6) months or more; or

                  (f)      his attainment of age sixty-five (65); or

                  (g) his having been terminated as a result of the withdrawal of an Affiliate with which he was employed from participation in the Plan and the sale of the Affiliate or its business by the Company."

2. Section 6.2 is hereby amended to read as follows:

         "6.2 Vesting. Except as provided in Section 6.1, upon and after voluntary withdrawal under Section 2.6 or upon termination of employment, a Member shall be vested in a percentage of his Company Contributions Account equal to the Member's vested percentage as determined pursuant to the following schedule:

                    Years of Vesting Service              Vested Percentage
                    ------------------------              -----------------

                              1                                  20%
                              2                                  40%
                              3                                  60%
                              4                                  80%
                              5                                 100%

                  A member shall be fully vested in his Member Contributions Account at all times."

3. Except as expressly set forth above, the provisions of the Plan as previously restated shall continue in full force and effect.

         IN WITNESS  WHEREOF,  Rohr, Inc., has executed this Amendment on the
day of                      1996.


                                             ROHR, INC.




                                             By:
                                                --------------------------
                                                R. W. Madsen
                                                Vice President, General
                                                Counsel and Secretary

                               SECOND AMENDMENT
                                TO THE ROHR, INC.
                       SAVINGS PLAN FOR EMPLOYEES COVERED
                      BY COLLECTIVE BARGAINING, AGREEMENTS
                                (RESTATED, 1994)

         The  Rohr,  Inc.  Savings  Plan for  Employees  Covered  by  Collective
Bargaining Agreements (Restated, 1994) is hereby amended as follows. This Amendment is adopted to reflect the terms of 1996 Collective Bargaining Agreements and to comply with the provisions of the Uniformed Services
Employment and Reemployment Rights Act of 1994, as implemented by Internal Revenue Service Revenue Procedure 96-49.

         1.  Subsection (a) of Section 4.1 is hereby amended to read as follows:

                  (a) The Company shall pay to the Trustee an amount equal to fifty percent (50%) of the first seventy dollars ($70) of the contribution made by each Member for any two week period referred to in Section 3.1 provided that the maximum Company contribution for any Member for any such two-week period shall be thirty five dollars ($35.00)."

         2. A new Section 11.17 is hereby added to read as follows:

                "11.17 Military Service. Notwithstanding any provisions of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code."

         3. The provisions of paragraph 2 above shall be effective as provided in the Uniformed Services Employment and Reemployment Rights Act of 1994. The provisions of paragraph 1 above shall be effective as follows:

                  (a) Beginning with the last payroll period commencing in February, 1996, in the case of any Member who is a member of a barraging unit represented by the International Association of Machinists and Aerospace Workers and its affiliated Aerospace Defense Industry Related Lodge No. 725, and its affiliated Aeronautical Mechanics Lodge No 755;

                  (b) Beginning with the last payroll period commencing in February 1996, in the case of any Member who is a member of a bargaining unit represented by the International Association of Machinists and Aerospace Workers and its affiliated Aerospace/Defense Industry Related Lodge No. 725 and its affiliated De Anza Lodge No. 964; and

                  (c) Beginning with the last payroll period commencing in June 1996, in the case of any Member who is a member of a bargaining unit represented by the International Union of Operating Engineers.

         4. Except as expressly set forth above, the provisions of the Plan as previously restated shall continue in full force and effect.

     In Witness Whereof, Rohr, Inc. has executed this Amendment on the    day of
                 , 1996.

                                             ROHR, INC.


                                             By:
                                                -------------------------------
                                                R. W. Madsen
                                                Vice President and General
                                                Counsel

                                 THIRD AMENDMENT

                                TO THE ROHR, INC.

                       SAVINGS PLAN FOR EMPLOYEES COVERED

                       BY COLLECTIVE BARGAINING AGREEMENTS

                                (RESTATED, 1994)

         The Rohr, Inc. Savings Plan for Employees Covered by Collective Bargaining Agreements (Restated, 1994), is hereby amended as follows. This Amendment is adopted to change the Plan Year to the calendar year, to reflect additional terms of the 1996 Collective Bargaining Agreement and to reflect provisions of the Small Business Job Protection Act of 1996.

         1. Section 1.11 is hereby amended by adding the following sentence at the end of such Section, effective for Plan Years beginning after December 31, 1997:
                  "Compensation shall be determined without regard to the provisions of Code Sections 125, 402(e)(3), 402(h)(1)(B) and 403(b)."

         2. Section 1.20 is hereby amended so that the first paragraph of such Section reads as follows, effective for Plan Years commencing after December 31, 1996:

                  "1.20 "Leased Employee" shall mean any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person (a "leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, if such services are performed under primary direction or control of the recipient. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. For purposes of this Section 1.20, the term recipient shall mean the Company and its Affiliates."

        3. Section 1.28 is hereby amended to read as follows:

                  "1.28 "Plan Year" shall mean each of the following periods:

                  (a) Each twelve (12) consecutive month period ending on any July 31 and prior to August 1, 1997;

                  (b)  The five month period  ending  December 31, 1997;  and

                  (c)  Any calendar year commencing after December 31, 1997."

         4. Section 5.1, subsection (b), is amended to read as follows, effective February 12, 1996:

                  "(b) Each investment election hereunder shall remain in effect until changed by the Member, and may be changed once each calendar month, only to another investment election permitted hereunder. Such change shall be made by notice in such form and to such person or persons as the Committee may designate. Such election shall be effective as soon as reasonably practical but no later than with the amount contributed by the Member from his wages for the first pay period ending in the first month beginning after such election."

         5. Section 5.3 is amended by replacing the words "once each calendar quarter" with the words "once each month" at the beginning of the first sentence of such Section.

         6. Subsection (a) of Section 6.5 is amended by replacing the dollar amount "three thousand five hundred dollars ($3,500)" with the dollar amount five thousand dollars ($5,000)."

         7. Subsection (b) of Section 6.5 is amended to read as follows, effective for Plan Years beginning after December 31, 1996:

         "(a) Notwithstanding any other provision of this Plan, the Member's entire vested interest under this Plan shall be distributed not later than April 1 of the calendar year following the calendar year in which the Member actually retires. For purposes of this subsection (a), a Member shall be deemed to have retired upon his or her attainment of age seventy and one half (70 1/2) if the Member attains age seventy and one half (70 1/2) on or before December 31, 1998, and so elects, in such manner as shall be determined by the Committee."

         8. The provisions of this Third Amendment shall be subject to and shall be deemed to include such modifications, if any, as may be required to obtain a determination from the Internal Revenue Service that the Plan, as amended, retains its qualified status under Internal Revenue Code Section 401 (upon a timely request for such a determination).

         9. Except as set forth in this Third Amendment, the provisions of the Plan, as previously in effect, shall continue in full force and effect.

         In Witness Whereof, Rohr, Inc., has caused its duly authorized officers
to execute this Third Amendment this      day of                   , 1997.

                                             ROHR, INC.



                                             By:
                                                 ----------------------------
                                                 Richard W. Madsen
                                                 Vice President and
                                                 General Counsel

                                FOURTH AMENDMENT
                                TO THE ROHR, INC.
                       SAVINGS PLAN FOR EMPLOYEES COVERED
                       BY COLLECTIVE BARGAINING AGREEMENTS
                                (RESTATED, 1994)


         The Rohr, Inc. Savings Plan for Employees Covered by Collective Bargaining Agreements (Restated, 1994), is hereby amended as follows. The purpose of this Fourth Amendment is to reflect the effect of the anticipated acquisition of the majority of the stock of Rohr, Inc., directly or indirectly by The B.F. Goodrich Company.

         1. Section 1.18, subsection (d), is hereby amended to read as follows:

                  "(d) "Employer Stock Fund" shall mean a fund (formerly called the "Rohr Fund") which the Trustee shall invest solely in Employer Common Stock, as defined in Section 1.14A, and in short term liquid investments necessary to satisfy the potential cash needs for transfers and payments from such Fund."

         2. A new Section 1.14A is hereby added to read as follows:

                  "1.28A "Employer Common Stock" shall mean common stock of Rohr, Inc., or any successor to Rohr, Inc., provided that if the stock of Rohr, Inc., is not publicly traded and more than fifty percent (50%) of the common stock of Rohr, Inc., is owned by a parent corporation whose stock is publicly traded, "Rohr Common Stock" shall refer to the common stock of that parent corporation."

         3. Subsections (c) and (d) of Section 5.1 are hereby added to read as follows:

                  "(c) Following the exchange of stock of Rohr, Inc. for stock of BF Goodrich, Inc. pursuant to the acquisition of Rohr, Inc., by BF Goodrich, Inc., no previous or future election to cause new contributions to be invested in the Employer Stock Fund shall be effective except for any such elections which shall be made after the Committee adopts a resolution authorizing the resumption of such elections.

                  (d) The Committee shall select the Investment Fund or Funds in which a Member's new contributions shall be invested only with respect to that portion of such contributions, if any, for which no election shall be in effect pursuant to this Section 5.1."

         4. Section 5.3 is hereby amended to replace the words "Rohr Fund," in each place such words are used, with the words "Employer Stock Fund."

         5. Section 5.6 is hereby amended to read as follows:

                  "5.6  Valuation of the Employer Stock Fund.

                  (a) The Employer Stock Fund shall be valued by the Trustee, using unit accounting or such other method (consistent with this Section) as may be determined by the Trustee, so that each Member's interest in such Fund shall take into account his proportionate interest in Employer Common Stock and other assets that may be held in such Fund and in the earnings and losses attributable to all of such assets.

                  (b) The value of Employer Common Stock held in the Employer Stock Fund, on any date as of which such value is to be determined under this Plan, shall be determined by any reasonable and consistent valuation method selected by the Committee which complies with the requirements of ERISA, the Code and the Regulations thereunder.

                  (c) In the event and to the extent that the Trust Fund purchases or sells Employer Common Stock, the purchase or sale shall be on the open market and shall comply with the requirements of Section 408(e) of ERISA and the value of the shares of Employer Common Stock which are purchased or sold, on the date of such purchase or sale, shall be equal to the actual net purchase or sales price of such shares."

         6. Section 6.10, subsection (a), is hereby amended to read as follows:

                  "(a) The whole or any portion of the amount payable under this
         Article VI shall be paid in cash. With respect to any amount payable under this Article VI from that portion of a Member's Account which is allocated to the Employer Stock Fund, the Committee may, in its discretion, direct such payment to be made wholly or partly in kind, whether or not requested to do so by the person entitled to receive such payment. Any Employer Common Stock transferred to a Member or Beneficiary shall be in the form of a certificate in the name of the Member or Beneficiary."

         7. Section 6.12, subsection (f) is hereby amended by replacing the words "Rohr stock" with the words "Employer Common Stock."

         8. Section 7.6 is hereby amended to read as follows:


       "7.6 Investment in Employer Common Stock. Pursuant to the provisions of this Plan, and in accordance with the purposes for which the Plan was established and is maintained, certain portions of the Trust Fund may be invested in Employer Common Stock thereby allowing Members the opportunity to share in the potential growth of the Company. The Trust Agreements and other documents and instruments which shall be established from time to time to implement the Plan shall include such provisions as may be necessary or convenient to implement this purpose. Accordingly, the Investment Managers, Trustees, or other persons responsible for the management and control of the Trust Fund shall not have the responsibility or authority to dispose of such investment on the grounds of requirements for diversification or prudence of investment that apply to other investments of the Trust Fund."


         9. Section 7.7 is hereby amended to read as follows:

                  "7.7 Voting and Other Rights as to Employer Common Stock. Notwithstanding any other provisions of this Plan, the provisions of this Section 7.7 shall govern the voting and tendering of Employer Common Stock. The Company, after consultation with the Trustee, shall provide and pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of Employer Common Stock.

                                    (a)     Voting.

                                    (i) When the issuer of the  Employer  Common
                  Stock prepares for any annual or special meeting, the Company shall notify the Trustee ten (10) days in advance of the intended record date and shall cause a copy of all materials to be sent to the Trustee. Based on these materials the Trustee shall prepare a voting instruction form. At the time of mailing of notice of each annual or special stockholders' meeting of the issuer of the Employer Common Stock, the Company shall cause a copy of the notice and all proxy solicitation materials to be sent to each Plan Member with an interest in Employer Common Stock held in the Trust, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the proportional interest in the number of full and fractional shares of Employer Common Stock credited to the Member's Accounts held in the Employer Stock Fund. The Company shall provide the Trustee with a copy of any materials provided to the Members and shall certify to the Trustee that the materials have been mailed or otherwise sent to Members.

                                    (ii) Each  Member  with an  interest  in the
                  Employer Stock Fund shall have the right to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of Employer Common Stock reflecting such Member's proportional interest in the Employer Stock Fund (both vested and unvested). Directions from a Member to the Trustee concerning the voting of Employer Common Stock shall be communicated in writing, or by mailgram or similar means. These directions shall be held in confidence by the Trustee and shall not be divulged to the Company, or any officer or employee thereof, or any other person. Upon its receipt of the directions, the Trustee shall vote the shares of Employer Common Stock reflecting the Member's proportional interest in the Employer Stock Fund as directed by the Member. The Trustee shall not vote shares of Employer Common Stock reflecting a Member's proportional interest in the Employer Stock Fund and for which it has received no direction from the Member.

                                    (iii) The Trustee  shall vote that number of
                  shares, if any, of Employer Common Stock not credited to Members' Accounts in the same proportion on each issue as it votes those shares credited to Members' accounts for which it received voting directions from Members.

                                    (b)     Tender Offers.

                                    (i) Upon  commencement of a tender offer for
                  any securities held in the Trust that are Employer Common Stock, the Company shall notify each Plan Member with an interest in such Employer Common Stock of the tender offer and utilize its best efforts to timely distribute or cause to be distributed to the Member the same information that is distributed to shareholders of the issuer of Employer Common Stock in connection with the tender offer, and, after consulting with the Trustee, shall provide and pay for a means by which the Member may direct the Trustee whether or not to tender the Employer Common Stock reflecting such Member's proportional interest in the Employer Stock Fund (both vested and unvested). The Company shall provide the Trustee with a copy of any material provided to the Members and shall certify to the Trustee that the materials have been mailed or otherwise sent to Members.

                                    (ii)  Each  Member  shall  have the right to
                  direct the Trustee to tender or not to tender some or all of the shares of Employer Common Stock reflecting such Member's proportional interest in the Employer Stock Fund (both vested and unvested). Directions from a Member to the Trustee concerning the tender of Employer Common Stock shall be communicated in writing, or by mailgram or such similar means as is agreed upon by the Trustee and the Company under the preceding paragraph. These directions shall be held in confidence by the Trustee and shall not be divulged to the Company, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. The Trustee shall tender or not tender shares of Employer Common Stock as directed by the Member. The Trustee shall not tender shares of Employer Common Stock reflecting a Member's proportional interest in the Employer Stock Fund for which it has received no direction from the Member.

                                    (iii) The Trustee  shall  tender that number
                  of shares, if any, of Employer Common Stock not credited to Members' Accounts in the same proportion as the total number of shares of Employer Common Stock credited to Members' Accounts for which it has received instructions from Members.

                           (iv) A Member who has  directed the Trustee to tender
                  some or all of the shares of Employer Common Stock reflecting the Member's proportional interest in the Rohr Fund may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares reflecting the Member's proportional interest, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. Prior to the withdrawal deadline, if any shares of Employer Common Stock not credited to Members' Accounts have been tendered, the Trustee shall redetermine the number of shares of Employer Common Stock that would be tendered under subparagraph (iii) above if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender offer the number of shares of Employer Common Stock not credited to Members' Accounts necessary to reduce the amount of tendered Employer Common Stock not credited to Members' Accounts to the amount so redetermined. A Member shall not be limited as to the number of directions to tender or withdraw that the Member may give to the Trustee.

                                    (v) A  direction  by a Member to the Trustee
                  to tender shares of Employer Common Stock reflecting the Member's proportional interest in the Employer Stock Fund shall not be considered a written election under the Plan by the Member to withdraw, or have distributed, any or all of his withdrawable shares. The Trustee shall credit to each proportional interest of the Member from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Employer Common Stock tendered from that interest. Such amount shall be invested pursuant to the Member's election then in effect under Section 5.1(a).

                  (c) Shares Credited. For all purposes of this Section 7.7, the number of shares of Employer Common Stock deemed "credited" or "reflected" to a Member's proportional interest shall be determined as of the last preceding Valuation Date. The trade date is the date the transaction is valued.

                  (d) General. With respect to all rights other than the right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of Employer Common Stock credited to a Member's proportional interest in the Employer Stock Fund, the Trustee shall follow the directions of the Member and, if no such directions are received, the directions of the Committee. The Trustee shall have no duty to solicit directions from the Members. With respect to all rights other than the right to vote and the right to tender, in the case of Employer Common Stock not credited to Members' Accounts, the Trustee shall follow the directions of the Committee.

                  (e) Conversion. All provisions in this Section 7.7 shall also apply to any securities received as a result of a conversion of Employer Common Stock."

         10. The provision of this Fourth Amendment shall be effective upon the closing of the acquisition of the majority of the stock of Rohr, Inc., directly or indirectly, by BF Goodrich, Inc.

           11. Except as set forth in this Fourth Amendment, the provisions of the Plan, as previously in effect, shall continue in full force and effect.


         In Witness Whereof, Rohr, Inc., has caused its duly authorized officers
to execute this Third Amendment this      day of                 , 1997.


                                        ROHR, INC.



                                        By:
                                            --------------------------------
                                            Richard W. Madsen
                                            Vice President and
                                            General Counsel